                                                                     EXHIBIT A


                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                              MEDUSA CORPORATION,

                                SOUTHDOWN, INC.

                                      AND

                             BEDROCK MERGER CORP.,

                                 MARCH 17, 1998


                               TABLE OF CONTENTS

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ARTICLE I
THE MERGER
1.1   The Merger............................................
1.2   Closing...............................................
1.3   Effective Date........................................
1.4   Effect of the Merger..................................
1.5   Articles of Incorporation and Code of Regulations.....
1.6   Directors and Officers of Subcorp.....................

ARTICLE II
CONVERSION OF SECURITIES
2.1   Conversion of Capital Stock...........................
2.2   Exchange of Certificates..............................
2.3   Treatment of Stock Options............................

                           ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT
3.1   Organization and Standing.............................
3.2   Subsidiaries..........................................
3.3   Capitalization of Parent..............................
3.4   Authorization of Additional Common Stock..............
3.5   Corporate Power and Authority.........................
3.6   Conflicts, Consents and Approval......................
3.7   Brokerage and Finder's Fees...........................
3.8   Opinion of Financial Advisor..........................
3.9   Accounting Matters....................................
3.10  Parent SEC Documents..................................
3.11  Registration Statement................................
3.12  Board Meeting.........................................
3.13  Operation of Parent's Business........................
3.14  Company Stock Ownership...............................
3.15  Vote Required.........................................
3.16  Parent Rights Agreement...............................
3.17  No Material Adverse Change............................
3.18  Undisclosed Liabilities...............................
3.19  Antitakeover Statutes Not Applicable..................

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF COMPANY
4.1   Organization and Standing.............................
4.2   Subsidiaries..........................................
4.3   Capitalization of Company.............................
4.4   Corporate Power and Authority.........................
4.5   Conflicts, Consents and Approval......................
4.6   Brokerage and Finder's Fees...........................
4.7   Opinion of Financial Advisor..........................
4.8   Accounting Matters....................................
4.9   Employee Benefit Plans................................
4.10  Company SEC Documents.................................
4.11  Taxes.................................................
4.12  Registration Statement................................
4.13  Compliance with Law...................................
4.14  Litigation............................................

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4.15  No Material Adverse Change............................
4.16  Board Meeting.........................................
4.17  Undisclosed Liabilities...............................
4.18  Labor Relations.......................................
4.19  Operation of Company's Business.......................
4.20  Permits; Compliance...................................
4.21  Environmental Matters.................................
4.22  Company Stock Ownership...............................
4.23  Contracts.............................................
4.24  Vote Required.........................................
4.25  Company Rights Agreement..............................
4.26  Antitakeover Statutes Not Applicable..................

                            ARTICLE V

COVENANTS OF THE PARTIES
5.1   Mutual Covenants......................................
5.2   Covenants of Parent...................................
5.3   Covenants of Company..................................

                            ARTICLE VI

                            CONDITIONS
6.1   Mutual Conditions.....................................
6.2   Conditions to Obligations of Company..................
6.3   Conditions to Obligations of Parent and Subcorp.......

                           ARTICLE VII

                    TERMINATION AND AMENDMENT
7.1   Termination...........................................
7.2   Amendment.............................................
7.3   Extension; Waiver.....................................
7.4   Effect of Termination.................................

                           ARTICLE VIII

                          MISCELLANEOUS
8.1   Survival of Representations and Warranties............
8.2   Notices...............................................
8.3   Interpretation........................................
8.4   Counterparts..........................................
8.5   Entire Agreement......................................
8.6   Third Party Beneficiaries.............................
8.7   Governing Law.........................................
8.8   Jurisdiction..........................................
8.9   Waiver of Jury Trial..................................
8.10  Specific Performance..................................
8.11  Assignment............................................
8.12  Expenses and Fees.....................................
8.13  Severability..........................................
8.14  Definitions and Usage.................................

                                 EXHIBIT INDEX

Exhibit A  Form of Parent Affiliate Letter
Exhibit B  Form of Company Affiliate Letter
Exhibit C  Form of Letter Agreement and Irrevocable Proxy
Exhibit D  Form of Incentive Plan Letter Agreement

                                      A-ii
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                             INDEX OF DEFINED TERMS

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Action......................................................
Affiliate...................................................
Agreement...................................................
Alternative Proposal........................................
Applicable Laws.............................................
Beneficial Ownership........................................
Beneficially Own............................................
Business Day................................................
Certificate of Merger.......................................
Certificates................................................
Change in Control...........................................
Class C Preferred Shares....................................
Closing.....................................................
Closing Date................................................
Code........................................................
Commission..................................................
Common Stock................................................
Common Stock Authorizations.................................
Common Stock Index..........................................
Company.....................................................
Company Affiliate...........................................
Company Articles and Code of Regulations....................
Company Common Shares.......................................
Company Competing Transaction...............................
Company Contract............................................
Company Dissenting Shares...................................
Company Material Adverse Effect.............................
Company Option..............................................
Company Plan................................................
Company Preferred Shares....................................
Company Rights..............................................
Company Rights Agreement....................................
Company SEC Documents.......................................
Company Shareholders........................................
Confidentiality Agreement...................................
Control.....................................................
Controlled Group Liability..................................
Effective Date..............................................
Employees...................................................
Environmental Laws..........................................
ERISA.......................................................
ERISA Affiliate.............................................
Exchange Act................................................
Exchange Agent..............................................
Exchange Ratio..............................................
Exchange Trust..............................................
Former Employees............................................
Fractional Shares...........................................
Governmental Authority......................................
Hazardous Materials.........................................
HSR Act.....................................................
Incentive Plan..............................................
Indemnified Liabilities.....................................
Indemnified Parties.........................................

                                      A-iii
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J.P. Morgan.................................................
Joint Proxy Statement.......................................
Justice Department..........................................
Knowledge...................................................
Lehman Brothers.............................................
Material Adverse Effect.....................................
Merger......................................................
Merger Consideration........................................
Multiemployer Plan..........................................
Multiple Employer Plan......................................
National Exchange...........................................
NYSE........................................................
Officer.....................................................
OGCL........................................................
Ohio Secretary of State.....................................
Parent......................................................
Parent Affiliate............................................
Parent Amendment............................................
Parent Articles and Bylaws..................................
Parent Exchange Option......................................
Parent Material Adverse Effect..............................
Parent Preferred Stock......................................
Parent Rights...............................................
Parent Rights Agreement.....................................
Parent SEC Documents........................................
Parent Series C Preferred Stock.............................
Parent Shareholder Authorizations...........................
Parent Shareholders.........................................
Parent Shareholders' Meeting................................
PBGC........................................................
Peer Group..................................................
Peer Group Composite Index..................................
Pension Plans...............................................
Permits.....................................................
Person......................................................
Prior Event.................................................
Prospectus..................................................
Qualified Company Plan......................................
Registration Statement......................................
Securities Act..............................................
Subcorp.....................................................
subsidiaries................................................
subsidiary..................................................
Surviving Corporation.......................................
Tax.........................................................
Taxes.......................................................
Test Period.................................................

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger ("Agreement") is made and entered into as of the 17th day of March, 1998, among Medusa Corporation, an Ohio corporation ("Company"), Southdown, Inc., a Louisiana corporation ("Parent"), and Bedrock Merger Corp., a newly formed Ohio corporation and wholly-owned subsidiary of Parent ("Subcorp").

                                    RECITALS

     WHEREAS, the Boards of Directors of Company and Parent have unanimously determined that the combination of Company and Parent is in the best interests of the shareholders of Company and Parent, respectively;

     WHEREAS, Company and Parent desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

     WHEREAS, Company and Parent intend that the Merger constitute a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code");

     WHEREAS, Company and Parent intend that the Merger be accounted for as a pooling of interests for financial accounting purposes;

     WHEREAS, the Boards of Directors of Company, Parent and Subcorp by resolutions duly adopted, have unanimously approved and adopted this Agreement; and

     WHEREAS, by resolutions duly adopted, the Board of Directors of the Parent has unanimously recommended that the Parent Shareholders approve the Parent Shareholder Authorizations and the Board of Directors of the Company has unanimously recommended that the Company Shareholders vote in favor of the Merger; and

     WHEREAS, certain terms capitalized herein have the meanings given to therein in Section 8.14 of this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the Ohio General Corporation Law ("OGCL"), on the Effective Date (as hereinafter defined), Subcorp shall be merged ("Merger") with and into Company, whereupon the separate corporate existence of Subcorp shall cease and Company shall continue its existence under the laws of the State of Ohio. Company, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to satisfaction or, to the extent permitted hereunder, waiver (where applicable) of the conditions set forth in Article VI, the closing of the Merger ("Closing") will take place at the offices of Bracewell & Patterson, L.L.P., South Tower Pennzoil Place, Suite 2900, 711 Louisiana Street, Houston, Texas 77002-2781, at 10:00 a.m., local time, on the third business day following satisfaction of the conditions set forth in Sections 6.1(b), (c) and (d) and the satisfaction or waiver of the conditions set forth in Section 6.3(d), unless another date, time or place is agreed to in writing by the parties hereto, which agreement will not be unreasonably withheld ("Closing Date"). At the Closing there shall be delivered to Parent, Subcorp and Company the certificates and other documents and instruments required to be delivered under
Article VI.

     1.3 Effective Date. As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth herein, but in no event sooner than the Closing, the Merger shall be consummated by filing with the Secretary of State of the State of Ohio ("Ohio Secretary of State") a certificate of merger in such form as is required by and executed in accordance with Section 1701.81 of the OGCL ("Certificate of Merger") and by making all other filings or recordings required by Ohio law in connection with the Merger. The Merger shall become effective when the Certificate of Merger has been filed with the Ohio Secretary of State or at such later date as may be agreed in writing by the parties hereto and specified in the Certificate of Merger ("Effective Date").

     1.4 Effect of the Merger. From and after the Effective Date, the Surviving Corporation shall possess all rights, assets, powers, privileges and franchises and shall be subject to all obligations, liabilities, restrictions and disabilities of Company and Subcorp, all as provided under Ohio law.

     1.5 Articles of Incorporation and Code of Regulations. The Certificate of Merger shall provide that on the Effective Date (i) the Articles of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Date, shall be the Articles of Incorporation of Company, except for Article I thereof which shall read "The name of the corporation is "Southdown Medusa", and (ii) the Code of Regulations of the Surviving Corporation in effect immediately prior to the Effective Date shall be in the Code of Regulations of Company immediately prior thereto; in each case until amended in accordance with applicable law.

     1.6 Directors and Officers of Subcorp. From and after the Effective Date, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Subcorp on the date of execution of this Agreement shall be the directors of the Surviving Corporation and (ii) the officers of Subcorp on the date of execution of this Agreement shall be the officers of the Surviving Corporation, subject to the exclusive right of the Parent to remove or replace any such directors or officers.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     2.1 Conversion of Capital Stock. On the Effective Date, by virtue of the Merger and without any action on the part of Parent, Subcorp or Company:

          (a) Conversion of Company Common Shares. Each common share, without par value, of Company ("Company Common Shares") outstanding immediately prior to the Effective Date shall (other than shares to be canceled in accordance with the last sentence of this paragraph (a) and other than Company Dissenting Shares) be converted into the right to receive .88 fully paid and non-assessable shares of common stock ("Exchange Ratio"), $1.25 par value, of Parent ("Common Stock") ("Merger Consideration"). The Merger Consideration is subject to appropriate adjustment in the event of any change in Common Stock during the period between the date of this Agreement and the Effective Date, by reason of any reclassification, recapitalization, stock split or combination, exchange or adjustment of issued and outstanding shares, or any stock dividend thereon with a record date during such period. Each Company Common Share, if any, owned by Parent or any subsidiary of Parent or held in treasury by the Company or any subsidiary of the Company immediately prior to the Effective Date shall be canceled, and no consideration shall be paid in exchange therefor and shall cease to exist from and after the Effective Date.

          (b) Conversion of Subcorp Shares. Each common share of Subcorp outstanding immediately prior to the Effective Date shall be converted into and become one common share of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

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     2.2 Exchange of Certificates.

          (a) Exchange Agent. At or prior to the Effective Date, Parent shall deposit with an exchange agent designated by Parent and reasonably acceptable to Company ("Exchange Agent"), for the benefit of Company Shareholders and for exchange in accordance with this Section 2.2, certificates representing shares of Common Stock issuable pursuant to
     Section 2.1 in exchange for outstanding Company Common Shares.

          (b) Exchange Procedures. Promptly and, in any event, within three (3) business days after the Effective Date, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates ("Certificates") that immediately prior to the Effective Date represented outstanding Company Common Shares, whose shares were converted into the right to receive shares of Common Stock pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and
     (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that whole number of shares of Common Stock which such holder has the right to receive pursuant to Section 2.1, and (ii) cash in lieu of any fractional shares in the manner and amount as determined pursuant to
     Section 2.2(c).

          (c) No Fractional Shares. No certificates or scrip representing fractional Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a shareholder of the Parent. Notwithstanding any other provision of this Agreement, each holder of a Certificate exchanged in the Merger who would otherwise have been entitled to receive a fraction of a share of Common Stock shall receive, from the Exchange Agent in accordance with the provisions of this Section 2.2(c), a cash payment in lieu of such fractional share of Common Stock representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such time or times, in such manner and on such terms as the Exchange Agent shall determine in its sole discretion are reasonable) on behalf of all such holders of the aggregate of the fractional shares of Common Stock which would otherwise have been issued ("Fractional Shares"). The sale of the Fractional Shares by the Exchange Agent shall be executed on the New York Stock Exchange ("NYSE") or such other nationally recognized securities exchange (collectively, a "National Exchange") on which the Common Stock is traded through one or more member firms of the NYSE or a National Exchange and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales shall have been distributed to the holders of fractional shares, the Exchange Agent will hold such proceeds in trust ("Exchange Trust") for the holders of fractional shares. The Parent shall pay all commissions, transfer taxes and other out-of-pocket transactions costs, including the expenses and compensation of the Exchange Agent, incurred in connection with the sale of the Fractional Shares. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional shares in lieu of any fractional shares of Common Stock, the Exchange Agent shall make available such amounts to such holders of fractional shares without interest.

          (d) Unregistered Transfers. In the event of a transfer of ownership of shares of Company Common Shares which is not registered on the transfer records of Company, a certificate representing the proper number of shares of Common Stock, together with cash in lieu of fractional shares, if any, or any unpaid dividends and distributions may be issued to such transferee if the Certificate representing such Company Common Shares held by such transferee is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Date to represent only the right to receive upon surrender a certificate representing shares of Common Stock and cash in lieu of any fractional share, if any, or any unpaid dividends and distributions as provided in this Article II.

          (e) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Date with respect to shares of Common Stock and having a record date after the Effective Date shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder, until the holder shall surrender such Certificate as provided in this Section 2.2. Subject to the effect of Applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Date theretofor payable with respect to such whole shares of Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and
     (ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with a record date after the Effective Date but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Common Stock, less the amount of any withholding taxes which may be required thereon.

          (f) No Further Ownership Rights in Company Common Shares. All shares of Common Stock issued upon surrender of Certificates in accordance with the terms hereof (including any cash paid pursuant to this Article II) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Shares represented thereby, and from and after the Effective Date there shall be no further registration of transfers on the stock transfer books of Company of Company Common Shares. If, after the Effective Date, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.2.

          (g) Lost Certificate. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made with respect to such Certificate, Parent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the Company Common Shares represented by such Certificates as contemplated by this Article II.

          (h) Termination of Exchange Trust. Any portion of the Exchange Trust which remains undistributed to Company Shareholders for one (1) year after the Effective Date shall be delivered to Parent, upon demand thereby, and holders of Company Common Shares who have not theretofor complied with this
     Section 2.2 shall thereafter look only to Parent for payment of any claim to shares of Common Stock, cash in lieu of fractional shares thereof, or dividends or distributions, if any, in respect thereof.

          (i) No Liability. None of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Company Common Shares (or, in each case, dividends or distributions with respect thereto) or cash from the Exchange Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Date of the Merger (or immediately prior to such earlier date on which any cash, any cash in lieu of fractional shares or any dividends or distributions with respect to whole Company Common Shares in respect of such Certificate would otherwise escheat to or become the property of any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority) ("Governmental Authority"), any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

          (j) Investment of Exchange Trust. The Exchange Agent shall invest any cash included in the Exchange Trust, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent upon termination of the Exchange Trust pursuant to
     Section 2.2(h).

          (k) Dissenters' Rights. The holder of any Company Common Shares outstanding immediately prior to the Merger that has validly exercised such holder's dissenters' rights under the OGCL ("Company Dissenting Shares") shall not be entitled to receive Common Stock, in respect of Company Dissenting Shares as to which such holder has validly exercised dissenters' rights, unless and until such holder shall have failed to perfect, shall have validly withdrawn or shall have lost or had terminated such holder's right to payment for such holder's Company Dissenting Shares as provided by the OGCL. In such event, such holder shall be entitled to receive, without interest, the Common Stock such holder would have been entitled to receive had such holder not exercised dissenters' rights.

          (l) Parent Rights. Each share of Common Stock issued to holders of Company Common Shares in the Merger shall be issued together with one associated Parent Right in accordance with the Parent Rights Agreement. References herein to the shares of Common Stock issuable in the Merger shall be deemed to include the associated Parent Rights.

     2.3 Treatment of Stock Options.

          (a) Prior to the Effective Date, Company and Parent shall take all such actions as may be necessary to cause each unexpired and unexercised option or right to purchase shares of Company Common Shares under stock option plans and stock purchase plans of Company in effect on the date hereof which has been granted by Company to current or former directors, officers or Employees of Company or its subsidiaries (each, a "Company Option") to be automatically converted on the Effective Date into an option (each, a "Parent Exchange Option") to purchase that number of shares of Common Stock equal to the number of shares of Company Common Shares issuable immediately prior to the Effective Date upon exercise of the Company Option (without regard to actual restrictions on exercisability) multiplied by the Exchange Ratio, with an exercise price equal to the exercise price which existed under the corresponding Company Option divided by the Exchange Ratio, and with other terms and conditions that are the same as the terms and conditions of such Company Option immediately before the Effective Date (including, without limitation, the acceleration of the exercisability of each such option upon the consummation of the Merger and the length of the period of continuing exercisability of each such option after any termination of the employment of the respective optionee); provided that with respect to any Company Option that is an "incentive stock option" within the meaning of Section 422 of the Code, the foregoing conversion shall be carried out in a manner satisfying the requirements of
     Section 424(a) of the Code. In connection with the issuance of Parent Exchange Options, Parent shall (i) reserve for issuance the number of shares of Common Stock that will become subject to Parent Exchange Options pursuant to this Section 2.3, and (ii) from and after the Effective Date, upon exercise of Parent Exchange Options, make available for issuance all shares of Common Stock covered thereby, subject to the terms and conditions applicable thereto. Each director, officer or Employee of Company who is required to execute and who executes the letter agreement contemplated in
     Section 5.3(e) and whose employment is terminated following the Merger shall have the expiration date of his Parent Exchange Option extended until the 90th day following the date that such director, officer or Employee of Company is first permitted to sell, transfer or otherwise dispose of Common Stock under the terms of such letter agreement. Parent shall cause the committee administering its stock incentive plan to grant Parent Exchange Options in accordance with this Section 2.3.

          (b) Company agrees to issue treasury shares of Company, to the extent available, upon the exercise of Company Options prior to the Effective Date.

          (c) Parent agrees to file with the Securities and Exchange Commission ("Commission") as soon as reasonably practicable after the Closing Date a registration statement on Form S-8 or other appropriate form under the Securities Act to register shares of Common Stock issuable upon exercise of the Parent Exchange Options and use its best efforts to cause such registration statement to remain effective until the exercise or expiration of such options.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent hereby represents, warrants, covenants and agrees as follows:

     3.1 Organization and Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Parent is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Parent Material Adverse Effect. Neither Parent nor any of its subsidiaries is in default in the performance, observance or fulfillment of any provision of, in the case of Parent, its Articles of Incorporation, as amended and restated, or Bylaws ("Parent Articles and Bylaws"), or, in the case of any subsidiary of Parent, its Articles of Incorporation, Bylaws or other organizational documents.

     3.2 Subsidiaries. Section 3.2 of the Parent Disclosure Schedule lists the name and jurisdiction of organization of each subsidiary of Parent and the jurisdictions in which each such subsidiary is qualified or holds licenses to do business as a foreign corporation or other organization as of the date hereof. Each of Parent's subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business as a foreign entity and is in good standing in the jurisdictions set forth in Section 3.2 of the Parent Disclosure Schedule, which includes each jurisdiction in which the character of such subsidiary's properties owned or leased by it or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not, individually or in the aggregate, result in a Parent Material Adverse Effect. Each of Parent's subsidiaries has all requisite corporate (or other organizational) power and authority to own, use or lease its properties and to carry on its business as it is now being conducted. Parent has made available to Company a complete and correct copy of the charter documents and bylaws (or similar organizational documents) of each of Parent's subsidiaries, each as amended to date, and the charter documents and bylaws (or similar organizational documents) as so delivered are in full force and effect.

     3.3 Capitalization of Parent. As of February 28, 1998, Parent's authorized capital stock consisted of (i) 40,000,000 shares of common stock, $1.25 par value per share of which (a) 23,607,047 shares were issued and outstanding, (b) 1,166,100 shares were issued and held in treasury (which does not include the shares reserved for issuance as set forth in clause (i)(c) below) and (c) 1,622,935 shares were reserved for issuance upon the exercise or conversion of options, warrants or convertible securities granted or issuable by Parent, and
(ii) 10,000,000 shares of preferred stock, $.05 par value per share ("Parent Preferred Stock"), none of which are outstanding or designated except as provided in the next sentence. As of the date hereof, 400,000 shares are designated Preferred Stock, Cumulative Junior Participating Series C ("Parent Series C Preferred Stock") and are reserved for issuance in accordance with the Rights Agreement dated as of March 4, 1991, by and between Parent and Chase Mellon Shareholder Services, L.L.C., as Rights Agent ("Parent Rights Agreement"), pursuant to which Parent has issued rights ("Parent Rights") to purchase shares of Parent Series C Preferred Stock. Each outstanding share of Parent capital stock is, and all shares of Common Stock to be issued in connection with the Merger will be, duly authorized and validly issued, fully paid and nonassessable, and no outstanding share of Parent capital stock has been, and no shares of Common Stock to be issued in connection with the Merger will be issued in violation of any preemptive or similar rights. As of the date hereof, other than as set forth in the Parent SEC Documents, pursuant to the Parent Rights Agreement or in Section 3.3 to the Parent Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by Parent or any of its subsidiaries of any securities of Parent, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Parent, and Parent has no obligation of any kind to issue any additional securities or to pay for securities of Parent or any predecessor. Parent has no outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote generally with holders of Parent Common Stock.

     3.4 Authorization of Additional Common Stock. The Board of Directors, at a meeting duly called and held, has by the required vote of the directors then in office, approved the authorization of an additional 160 million shares of Common Stock ("Parent Amendment"), adopted a resolution declaring the advisability of such action and directed that such action be submitted for consideration by the Parent Shareholders. Subject to authorization by the holders of Common Stock ("Parent Shareholders") ("Common Stock Authorizations"), Parent will obtain all necessary consents, approvals or authorizations necessary to effect the Parent Amendment.

     3.5 Corporate Power and Authority. Each of Parent and Subcorp has all requisite corporate power and authority to enter into this Agreement and, subject to the Common Stock Authorizations and the authorization of the issuance of shares of Common Stock in connection with the Merger as required by the NYSE (collectively, "Parent Shareholder Authorizations") by the Parent Shareholders, to consummate the transactions contemplated by this Agreement and no other corporate proceedings on the part of either of Parent or Subcorp or their stockholders are necessary to authorize the execution, delivery and performance of this Agreement by Parent and Subcorp and the consummation by Parent and Subcorp of the transactions contemplated hereby, other than obtaining the Parent Shareholder Authorizations. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Subcorp, subject to the Parent Shareholder Authorizations. This Agreement has been duly executed and delivered by each of Parent and Subcorp, and constitutes the legal, valid and binding obligation of each of Parent and Subcorp enforceable against each of them in accordance with its terms.

     3.6 Conflicts, Consents and Approval. Neither the execution and delivery of this Agreement by Parent or Subcorp nor the consummation of the transactions contemplated hereby will:

          (a) conflict with, or result in a breach of any provision of the Parent Articles and Bylaws or the Articles of Incorporation or Code of Regulations of Subcorp;

          (b) except as disclosed in Section 3.6(b) to the Parent Disclosure Schedule, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the termination, acceleration or cancellation of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Parent or any of its subsidiaries is a party;

          (c) violate any order, writ, injunction, decree, statute, rule or regulation, applicable to Parent or any of its subsidiaries or their respective properties or assets; or

          (d) require any action or consent or approval of, or review by, or registration or filing by Parent or any of its affiliates with any third party or any Governmental Authority other than: (i) the Parent Shareholder Authorizations; (ii) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder ("HSR Act"); and (iii) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement; all except for any of the foregoing that are set forth in Section 3.6(d) to the Parent Disclosure Schedule and, in the case of (b), (c) and (d), any of the foregoing that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

     3.7 Brokerage and Finder's Fees. Except for Parent's obligation to Lehman Brothers Inc. ("Lehman Brothers"), Parent has not incurred and will not incur, directly or indirectly, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. Other than the foregoing obligation to Lehman Brothers, Parent is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments payable by Parent and its affiliates in connection with the negotiation of this Agreement or in connection with the transactions contemplated hereby.

     3.8 Opinion of Financial Advisor. Parent has received the opinion of Lehman Brothers to the effect that, as of the date hereof, the Exchange Ratio is fair to the Parent from a financial point of view, and a true and complete copy of such opinion has been delivered to Company prior to the execution of this Agreement.

     3.9 Accounting Matters. To the best Knowledge of Parent, neither Parent nor any of its Affiliates has taken, agreed to take or failed to take any action that (without giving effect to any actions taken or agreed to be taken by Company or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests for financial accounting purposes in accordance with Accounting Principles Board Opinion No. 16, the interpretative releases issued pursuant thereto, and the pronouncements of the Commission thereon.

     3.10 Parent SEC Documents. Parent has timely filed with the Commission all forms, registrations and proxy statements, reports, schedules and statements required to be filed by it since December 31, 1996 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, "Exchange Act") or the Securities Act of 1933, as amended ("Securities Act") (all documents filed since such date, collectively, "Parent SEC Documents"). The Parent SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (in the case of registration statements and proxy statements, solely on the dates of effectiveness and the dates of mailing, respectively) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Parent included in the Parent SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the date of effectiveness and the date of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

     3.11 Registration Statement. The information provided by Parent for inclusion in the registration statement on Form S-4 to be filed with the Commission by Parent under the Securities Act, including the prospectus (as amended, supplemented or modified, "Prospectus") relating to shares of Common Stock to be issued in the Merger and the joint proxy statement and form of proxies relating to the vote of Company Shareholders with respect to the Merger and the vote of Parent Shareholders with respect to the Parent Shareholder Authorizations (collectively and as amended, supplemented or modified, "Joint Proxy Statement") contained therein (such registration statement as amended, supplemented or modified, "Registration Statement"), at the time the Registration Statement becomes effective or, in the case of the Joint Proxy Statement, at the date of mailing, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they are made. Each of the Registration Statement and Joint Proxy Statement, except for such portions thereof that relate to Company and its subsidiaries, will comply as to form in all material respects with the provisions of the Securities Act and Exchange Act.

     3.12 Board Meeting. The Board of Directors of Parent, at a meeting duly called and held, has by the required vote of the directors then in office determined that this Agreement and the transactions contemplated hereby, including the Merger and the Parent Amendment, taken together, are fair to and in the best interests of Parent and the Parent Shareholders.

     3.13 Operation of Parent's Business. Since December 31, 1997 through the date of this Agreement, none of Parent or any of its subsidiaries has engaged in any transaction which, if closed after execution of this Agreement, would violate Section 5.2(c) hereof except as described or reflected in the Parent SEC Documents or as set forth in Section 3.13 to the Parent Disclosure Schedule.

     3.14 Company Stock Ownership. Except as set forth in Section 3.14 to the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries owns any Company Common Shares or other securities convertible into Company Common Shares.

     3.15 Vote Required. The affirmative vote of the holders of record of at least a majority of the outstanding shares of Common Stock with respect to the adoption of the Parent Amendment and the affirmative vote of at least a majority of the votes cast by the holders of record of shares of Common Stock with respect to the approval of the issuance of Common Stock (provided that the total votes cast on the proposal represents more than 50% of the outstanding shares of Common Stock entitled to vote thereon) in connection with the Merger are the only votes of the holders of any class or series of the capital stock of Parent required to approve the Merger and the other transactions contemplated hereby.

     3.16 Parent Rights Agreement. As of the date hereof and after giving effect to the execution and delivery of this Agreement, each Parent Right is represented by the certificate representing the associated share of Common Stock and is not exercisable or transferable apart from the associated share of Common Stock, and the consummation of the transactions contemplated by this Agreement will not result in a "Distribution Date" or a "Triggering Event" (as defined in the Parent Rights Agreement), assuming that no "Person," together with all "Affiliates" and "Associates" of such Person, shall be the "Beneficial Owner" (as such terms are defined in the Parent Rights Agreement) of 15% or more of the shares of Common Stock issuable in the Merger.

     3.17 No Material Adverse Change. Except as set forth in or contemplated by the Parent SEC Documents filed with the Commission as of the date hereof or in
Section 3.17 to the Parent Disclosure Schedule, since December 31, 1997, each of Parent and its subsidiaries has conducted its business in the ordinary course, consistent with past practice, and there has been no: (i) material adverse change in the business or financial condition of Parent and its subsidiaries taken as a whole, other than those occurring as a result of general economic or financial conditions or other developments which are not unique to Parent and its subsidiaries but also affect other Persons who participate or are engaged in the lines of business of which Parent and its subsidiaries participate or are engaged; (ii) material adverse effect on the ability of Parent to consummate the transactions contemplated hereby; (iii) declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (iv) material change in its accounting principles, practices or methods.

     3.18 Undisclosed Liabilities. Except: (i) as and to the extent disclosed or reserved against on the consolidated balance sheet of Parent as of December 31, 1997 or the notes thereto included in the Parent SEC Documents or otherwise disclosed in the Parent SEC Documents filed with the Commission as of the date hereof; (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement; or
(iii) as set forth in Section 3.18 to the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due that would be required by generally accepted accounting principles to be disclosed and that, individually or in the aggregate, have or would reasonably be expected to have a Parent Material Adverse Effect.

     3.19 Antitakeover Statutes Not Applicable. Parent has taken all necessary actions so that no "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation will apply to this Agreement, the Merger or the other transactions contemplated hereby.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company hereby represents, warrants, covenants and agrees as follows:

     4.1 Organization and Standing. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Company is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Company Material Adverse Effect. Neither Company nor any of its subsidiaries is in default in the performance, observance or fulfillment of any provision of, in the case of Company, its Articles of Incorporation, as amended and restated or Code of Regulations ("Company Articles and Code of Regulations"), or, in the case of any subsidiary of Company, its Articles of Incorporation, Bylaws or other organizational documents.

     4.2 Subsidiaries. Section 4.2 of the Company Disclosure Schedule lists the name and jurisdiction of organization of each subsidiary of Company and the jurisdictions in which each such subsidiary is qualified or holds licenses to do business as a foreign corporation or other organization as of the date hereof. Each of Company's subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business as a foreign entity and is in good standing in the jurisdictions set forth in Section 4.2 of the Company Disclosure Schedule, which includes each jurisdiction in which the character of such subsidiary's properties owned or leased by it or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not, individually or in the aggregate, result in a Company Material Adverse Effect. Each of Company's subsidiaries has all requisite corporate (or other organizational) power and authority to own, use or lease its properties and to carry on its business as it is now being conducted. Company has made available to Parent a complete and correct copy of the charter documents and bylaws (or similar organizational documents) of each of Company's subsidiaries, each as amended to date, and the charter documents and bylaws (or similar organizational documents) as so delivered are in full force and effect. Other than Company subsidiaries, Company does not beneficially own or control, directly or indirectly, any class of equity or similar securities of any corporation or other organization, whether incorporated or unincorporated.

     4.3 Capitalization of Company. As of February 28, 1998, Company's authorized capital shares consisted of (i) 50,000,000 shares of common stock, without par value, of which (a) 16,672,757 shares were issued and outstanding,
(b) 1,962,656 shares were issued and held in treasury (which does not include the shares reserved for issuance as set forth in clause (i)(c) below) and (c) 625,025 shares were reserved for issuance upon the exercise or conversion of options, warrants or convertible securities granted or issuable by Company pursuant to the Company's Incentive Plan, and (ii) 3,000,000 shares of preferred stock, without par value ("Company Preferred Shares"). As of the date of this Agreement, Company has designated as to series: (i) 1,000,000 shares of "Class A Serial Preferred", none of which is issued and outstanding; (ii) 1,000,000 shares of "Class B Serial Preferred", none of which is issued and outstanding; and (iii) 1,000,000 shares of "Class C Preferred", none of which is issued and outstanding. As of the date hereof, the series of "Class C Preferred" ("Class C Preferred Shares") is reserved for issuance in accordance with the Rights Agreement, dated as of October 13, 1988, as amended, by and between Company and First Chicago Trust Company of New York (successor to Society National Bank, successor to National City Bank), as Rights Agent ("Company Rights Agreement"), pursuant to which Company has issued rights ("Company Rights") to purchase shares of Class C Preferred Shares. Each outstanding share of Company capital stock is a common share, duly authorized and validly issued, fully paid and nonassessable, and no outstanding share of Company capital stock has been issued in violation of any preemptive or similar rights. As of the date hereof, other than as set forth in the Company SEC Documents, pursuant to the Company Rights Agreement or in Section 4.3 to the Company Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by Company or any of its subsidiaries of any securities of Company, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Company, and Company has no obligation of any kind to issue any additional securities or to pay for securities of Company or any predecessor. Company has no outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote generally with holders of Company Common Shares.

     4.4 Corporate Power and Authority. Company has all requisite corporate power and authority to enter into this Agreement and, subject to authorization of the Merger and the transactions contemplated hereby by the holders of Company Common Shares ("Company Shareholders"), to consummate the transactions contemplated by this Agreement and no other corporate proceedings on the part of either Company or Company Shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Company and the consummation by Company of the transactions contemplated hereby, other than obtaining the affirmative vote of Company shareholders owning a majority of the Company Common Shares. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, subject to authorization of the Merger and the transactions contemplated hereby by Company Shareholders. This Agreement has been duly executed and delivered by Company, and constitutes the legal, valid and binding obligation of Company enforceable against Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     4.5 Conflicts, Consents and Approval. Neither the execution and delivery of this Agreement by Company nor the consummation of the transactions contemplated hereby will:

          (a) conflict with, or result in a breach of any provision of the Company Articles or Code of Regulations;

          (b) except as disclosed in Section 4.5(b) to the Company Disclosure Schedule, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the termination, acceleration or cancellation of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Company or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Company or any of its subsidiaries is a party;

          (c) violate any order, writ, injunction, decree, statute, rule or regulation, applicable to Company or any of its subsidiaries or their respective properties or assets; or

          (d) require any action or consent or approval of, or review by, or registration or filing by Company or any of its Affiliates with any third party or any Governmental Authority other than: (i) authorization of the Merger and the transactions contemplated hereby by Company Shareholders;
     (ii) actions required by the HSR Act; and (iii) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement; except for any of the foregoing that are set forth in Section 4.5(d) to the Company Disclosure Schedule and, in the case of (b), (c) and (d), any of the foregoing that would not, individually or in the aggregate, have a Company Material Adverse Effect.

     4.6 Brokerage and Finder's Fees. Except for Company's obligation to J.P. Morgan ("J.P. Morgan") (a copy of the written agreement relating to such obligation having previously been provided to Parent), Company has not incurred and will not incur, directly or indirectly, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. Other than the foregoing obligation to J.P. Morgan, Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments payable by Company and its Affiliates in connection with the negotiation of this Agreement or in connection with the transactions contemplated hereby.

     4.7 Opinion of Financial Advisor. Company has received the opinion of J.P. Morgan to the effect that, as of the date hereof, the Exchange Ratio is fair to the Company Shareholders from a financial point of view, and a true and complete copy of such opinion has been delivered to Parent prior to the execution of this Agreement.

     4.8 Accounting Matters. To the best Knowledge of Company, neither Company nor any of its Affiliates has taken, agreed to take or failed to take any action that (without giving effect to any actions taken or agreed to be taken by Parent or any of its Affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests for financial accounting purposes in accordance with Accounting Principles Board Opinion No. 16, the interpretative releases issued pursuant thereto, and the pronouncements of the Commission thereon.

     4.9 Employee Benefit Plans.

          (a) Section 4.9(a) to the Company Disclosure Schedule lists all Company Plans. With respect to each Company Plan, Company has made available to Parent a true, correct and complete copy of: (i) each writing constituting a part of such Company Plan, including without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, include if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the Internal Revenue Service, if any.

          (b) Company has made available each favorable determination letter from the Internal Revenue Service with respect to each Company Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Company Plan") and, to the Knowledge of Company, there are no existing circumstances nor any events that have occurred that would be likely to adversely affect the qualified status of any Qualified Company Plan or the related trust.

          (c) All contributions required to be made to any Company Plan by Applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Plan, for any period through the date hereof have been timely made or paid in full and through the Closing Date will be timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof or the Closing Date, as applicable, have been or will be reflected in accordance with generally accepted accounting principles in the Company SEC Documents filed or to be filed with the Commission.

          (d) Company and its subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Company Plans (except where the failure to do so would not have a Company Material Adverse Effect). There is not now, and, to the Knowledge of the Company, there are no existing circumstances that could give rise to, any requirement for the posting of security with respect to a Company Plan or the imposition of any material lien on the assets of Company or any of its subsidiaries under ERISA or the Code.

          (e) Except as set forth in Section 4.9(e) to the Company Disclosure Schedule, no Company Plan is subject to Title IV or Section 302 of ERISA or
     Section 412 of the Code, nor has Company or any of its subsidiaries or any of their respective ERISA Affiliates, at any time within the last five years before the date hereof, contributed to or been obligated to contribute to any employee pension benefit plan subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code. Except as set forth in Section 4.9(e) to the Company Disclosure Schedule, no Company Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA ("Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of
     Section 4001(a)(3) of ERISA ("Multiple Employer Plan"), nor has Company or any of its subsidiaries or any of their respective ERISA Affiliates, at any time within five years before the date hereof, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

          (f) All Company Plans which are employee pension benefit plans, within the meaning of Section 3(2) of ERISA ("Pension Plans") have been funded, where required by applicable law, in compliance with the minimum funding standards of ERISA, and Company has not sought a waiver of the minimum funding standards under Code Section 412.

          (g) With respect to each Pension Plan which is not a Multiemployer Plan but which is subject to the provisions of Title IV of ERISA, to the Company's Knowledge, there exists no ground upon which the Pension Benefit Guaranty Corporation ("PBGC") would demand termination of such plan or appointment of itself or its nominee as trustee thereunder.

          (h) As of the Closing Date, except as set forth in Section 4.9(h) to the Company Disclosure Schedule, no liability to the PBGC has been incurred with respect to the Pension Plans other than premiums due and not yet payable. All premiums due and payable to the PBGC with respect to the Pension Plans have been paid in full. The PBGC has not instituted proceedings to terminate any of the Pension Plans.

          (i) No notice of a reportable event has been required to be filed with the PBGC under Section 4043 of ERISA and the regulations thereunder with respect to any of the Pension Plans, other than those waived, and except as set forth in Section 4.9(i) to the Company Disclosure Schedule, there has been no event described in Section 4062(e) of ERISA which would have a Company Material Adverse Effect.

          (j) Except as set forth in Section 4.9(j) to the Company Disclosure Schedule, none of the Pension Plans have been terminated or partially terminated nor have the contributions to any Pension Plans been discontinued, within the meaning of Section 411(d)(3) of the Code, nor, to the Knowledge of the Company, have there been any events with regard to such Pension Plans or their related funding instruments which constitutes grounds for such a termination, partial termination or discontinuance of contributions.

          (k) Except as set forth in Section 4.9(k) to the Company Disclosure Schedule, as of December 31, 1997, and using reasonable actuarial assumptions, the fair market value of assets for each Pension Plan which is subject to Title IV of ERISA (other than Multiemployer Plans) and which constitute a "single plan" (as defined in Treasury Regulation Section 1.414(l) -- 1(b)(1)) exceeds the present value of benefits on a projected benefit obligation basis.

          (l) Except as set forth in Section 4.9(l) to the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has incurred, within 5 years before the date hereof, any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan.

          (m) Neither Company nor any of its subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in
     Section 4204 of ERISA within six (6) years before the date hereof which would have a Company Material Adverse Effect.

          (n) Except as disclosed in Section 4.9(n) of the Company Disclosure Schedule, or in the Company SEC Documents filed with the Commission as of the date hereof, and except for health continuation coverage as required by
     Section 4980B of the Code or Part 6 of Title I of ERISA, neither Company nor any of its subsidiaries has any liability for life, health, medical or other welfare benefits to former Employees or beneficiaries or dependents thereof which would have a Company Material Adverse Effect. Except as set forth in Section 4.9(n) to the Company Disclosure Schedule, each Company Plan disclosed in Section 4.9(a) of the Company Disclosure Schedule provides that it may be amended or terminated in accordance with its terms.

          (o) Except as set forth in Section 4.9(o) of the Company's Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any Employee of Company or any of its subsidiaries. Without limiting the generality of the foregoing and except as set forth in Section 4.9(o) to the Company Disclosure Schedule, no amount paid or payable by Company or any of its subsidiaries in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

          (p) There are no pending or, to the Knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans which could reasonably be expected to result in any material liability of Company or any of its subsidiaries to the PBGC, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

          (q) With respect to each Company Plan which is an employee benefit plan under Section 3(3) of ERISA, no prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary duty has occurred which would be a material liability of Company or any of its subsidiaries following the Closing.

     4.10 Company SEC Documents. Company has timely filed with the Commission all forms, registrations and proxy statements, reports, schedules and statements required to be filed by it since December 31, 1996 under the Exchange Act or the Securities Act (all documents filed since such date, collectively "Company SEC Documents"). The Company SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (in the case of registration statements and proxy statements, solely on the dates of effectiveness and the dates of mailing, respectively) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Company included in the Company SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the date of effectiveness and the date of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of Company as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

     4.11 Taxes. Except as set forth in Section 4.11 to the Company Disclosure
Schedule: (i) Company has duly filed all federal, state, local and foreign income, franchise, excise, sales, use, gross receipts, severance, real and personal property and other Tax returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Company prior to the date hereof, taking into account applicable extensions, except for such failures to file as would not have a Company Material Adverse Effect; (ii) all of the foregoing returns and reports are true and correct in all respects except as would not have a Material Adverse Effect, and Company has paid or, prior to the Effective Date, will pay all Taxes required to be paid in respect of the periods covered by such returns or reports to any federal, state, foreign, local or other taxing authority; (iii) Company has paid or made adequate provision (in accordance with generally accepted accounting principles) in the financial statements of Company included in the Company SEC Documents for all Taxes payable in respect of all periods ending on or prior to September 30, 1997; (iv) neither Company nor any of its subsidiaries will have any material liability for any Taxes in excess of the amounts so paid or reserves so established; (v) no deficiencies for any Tax, assessment or governmental charge have been proposed in writing, asserted or assessed (tentatively or definitely), in each case, by any Taxing authority, against Company or any of its subsidiaries for which there are not adequate reserves (in accordance with generally accepted accounting principles) except for those that would not have a Material Adverse Effect; (vi) as of the date of this Agreement, there are no pending requests for waivers of the time to assess any such Tax, other than those made in the ordinary course and for which payment has been made or there are adequate reserves (in accordance with generally accepted accounting principles); (vii) the federal income Tax returns of Company and its subsidiaries have been audited by the Internal Revenue Service through the fiscal year ending December 31, 1992; (viii) Company has not filed an election under Section 341(f) of the Code to be treated as a consenting corporation; and
(ix) Company Plans, to the extent intended by their express terms to provide compensation that qualifies as "performance-based compensation" within the meaning of Section 162(m) of the Code meet the requirements for such treatment under Section 162(m) of the Code.

     4.12 Registration Statement. None of the information provided by Company for inclusion in the Registration Statement, including the Prospectus, and relating to the Joint Proxy Statement with respect to the Merger and the vote of Company Shareholders with respect to the Merger contained therein at the time the Registration Statement becomes effective or, in the case of the Joint Proxy Statement, at the date of mailing, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of the Registration Statement and Joint Proxy Statement, except for such portions thereof that relate only to Parent and its subsidiaries, will comply as to form in all material respects with the provisions of the Securities Act and Exchange Act.

     4.13 Compliance with Law. Except as set forth in Section 4.13 to the Company Disclosure Schedule, each of Company and its subsidiaries is in compliance with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Authority (collectively, "Applicable Laws"), relating to it or its business or properties, except for any such failures to be in compliance therewith which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and its subsidiaries taken as a whole.

     4.14 Litigation. Except as set forth in Section 4.14 to the Company Disclosure Schedule or in the Company SEC Documents, there is no suit, claim, action, proceeding or investigation ("Action") pending or, to the Knowledge of Company, threatened against Company or any of its subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company or a material adverse effect on the ability of Company to consummate the transactions contemplated hereby. Neither Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, insofar as can be reasonably foreseen, would have a Company Material Adverse Effect or a material adverse effect on the ability of Company to consummate the transactions contemplated hereby.

     4.15 No Material Adverse Change. Except as set forth in or contemplated by the Company SEC Documents filed with the Commission as of the date hereof or in
Section 4.15 to the Company Disclosure Schedule, since September 30, 1997, each of Company and its subsidiaries has conducted its business in the ordinary course, consistent with past practice, and there has been no: (i) material adverse change in the business or financial condition of Company and its subsidiaries taken as a whole, other than those occurring as a result of general economic or financial conditions or other developments which are not unique to Company and its subsidiaries but also affect other Persons who participate or are engaged in the lines of business of which Company and its subsidiaries participate or are engaged; (ii) material adverse effect on the ability of Company to consummate the transactions contemplated hereby; (iii) declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (iv) material change in its accounting principles, practices or methods.

     4.16 Board Meeting. The Board of Directors of Company, at a meeting duly called and held, has by the required vote of the directors then in office determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of Company and the Company Shareholders.

     4.17 Undisclosed Liabilities. Except: (i) as and to the extent disclosed or reserved against on the consolidated balance sheet of Company as of September 30, 1997 or the notes thereto included in the Company SEC Documents or otherwise disclosed in the Company SEC Documents filed with the Commission as of the date hereof; (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement; or
(iii) as set forth in Section 4.17 to the Company Disclosure Schedule, neither Company nor any of its subsidiaries have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, and that would be required by generally accepted accounting principles to be disclosed and that, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect.

     4.18 Labor Relations. There is no unfair labor practice complaint against Company or any of its subsidiaries pending before the NLRB and there is no labor strike, dispute, slowdown or stoppage, or any union organizing campaign, actually pending or, to the Knowledge of Company, threatened against Company or any of its subsidiaries, except for any such proceedings which would not reasonably be expected to have a

Company Material Adverse Effect. Except as disclosed in the Company SEC Documents or as set forth in Section 4.18 to the Company Disclosure Schedule, neither Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the Knowledge of Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving Employees of Company.

     4.19 Operation of Company's Business. Since September 30, 1997 through the date of this Agreement, none of Company or any of its subsidiaries has engaged in any transaction which, if closed after execution of this Agreement, would violate Section 5.3(c) hereof except as described or reflected in the Company SEC Documents or as set forth in Section 4.19 to the Company Disclosure Schedule.

     4.20 Permits; Compliance. Each of Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders (collectively, "Permits") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except for any such Permits the failure of which to possess, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

     4.21 Environmental Matters.

          (a) As used herein, the term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

          (b) Except as set forth in the Company SEC Documents filed with the Commission as of the date hereof or in Section 4.21(b) to the Company Disclosure Schedule, there are, with respect to Company, its subsidiaries or any predecessor of the foregoing, no past or present violations of Environmental Laws, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws, other than those which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, and none of Company and its subsidiaries has received any notice with respect to any of the foregoing, nor is any Action pending or the Company's Knowledge threatened in connection with any of the foregoing.

          (c) To Company's Knowledge, except as set forth in the Company SEC Documents filed with the Commission as of the date hereof or in Section 4.21(c) to the Company Disclosure Schedule, no Hazardous Materials are contained on or about any real property currently owned, leased or used by Company or any of its subsidiaries and no Hazardous Materials were released on or about any real property previously owned, leased or used by Company or any of its subsidiaries during the period the property was so owned, leased or used, except in the normal course of Company's business except, in any case, as could reasonably be expected not to have a Company Material Adverse Effect.

     4.22 Company Stock Ownership. Except as set forth in Section 4.22 to the Company Disclosure Schedule, neither Company nor any of its subsidiaries owns any shares of Common Stock or other securities convertible into Common Stock.

     4.23 Contracts. Except as set forth in Section 4.23 to the Company Disclosure Schedule, none of Company, any of its subsidiaries, or, to the Knowledge of Company, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default by Company under, any contract, agreement, guarantee, lease or executory commitment ("Company Contract")to which it is a party, except such violations or defaults under such Company Contracts which, individually or in the aggregate, would not have a Company Material Adverse Effect.

     4.24 Vote Required. The affirmative vote of the holders of record of at least a majority of the outstanding Company Common Shares with respect to the Merger are the only votes of the holders of any class or series of the capital stock of Company required to approve the Merger and the other transactions contemplated hereby.

     4.25 Company Rights Agreement. As of the date hereof and after giving effect to the execution and delivery of this Agreement, each Company Right is represented by the certificate representing the associated Company Common Share and is not exercisable or transferable apart from the associated share of Company Common Share, and the execution and delivery of this Agreement will not result in Parent becoming an "Acquiring Person" and the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement will not result in a "Distribution Date" or a "Shares Acquisition Date" (each, as defined in the Company Rights Agreement).

     4.26 Antitakeover Statutes Not Applicable. Company has taken all necessary actions so that no "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation will apply to this Agreement, the Merger or the other transactions contemplated hereby.

                                   ARTICLE V

                            COVENANTS OF THE PARTIES

     The parties hereto agree as follows with respect to the period from and after the execution of this Agreement.

     5.1 Mutual Covenants.

          (a) General. Company and Parent shall use, respectively, their best commercial efforts to take all action and to do all things necessary, proper or advisable to consummate the Merger and the transactions contemplated by this Agreement; including, without limitation, using, respectively, their best efforts to cause the conditions set forth in
     Article VI to the other's obligations to be satisfied as soon as reasonably practicable and will not take or fail to take any action that could reasonably be expected to result in nonfulfillment of such condition, and to prepare, execute and deliver such further instruments and take or cause to be taken such other and further action as any other party hereto shall reasonably request to consummate the Merger.

          (b) HSR Act. Within ten (10) Business Days after the date hereof, Company and Parent will make such filings as may be required by the HSR Act with respect to the consummation of the transactions contemplated by this Agreement and will use best efforts to obtain early termination of any waiting period under the HSR Act. Company and Parent will file or cause to be filed as promptly as practicable with the United States Department of Justice ("Justice Department") any supplemental information which may be requested pursuant to the HSR Act. All filings referred to in this Section 5.1(b) will comply in all material respects with the requirements of the respective laws pursuant to which they are made.

          Without limiting the generality or effect of the foregoing, and notwithstanding any provision herein to the contrary, Company and Parent will: (i) use best efforts to comply as expeditiously as possible with all lawful requests of Governmental Authorities for additional information and documents pursuant to the HSR Act; (ii) not (A) extend any waiting period under the HSR Act or (B) enter into any voluntary agreement with any Governmental Authorities not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other; and (iii) cooperate with each other and use best efforts to obtain the requisite approval of the FTC and Justice Department, including, without limitation,
     (A) the removal, dissolution, stay, or dismissal of any temporary restraining order which prevents the consummation of the transactions contemplated by this Agreement or requires as a condition thereto that all or any part of the Business be held separate, or (B) the pursuit of necessary litigation or administrative proceedings (including, if necessary, participation in proceedings through the trial court level).

          (c) Other Governmental Matters. Company and Parent shall use their best efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of any Governmental Authority and any third parties that it may be required to give, make or obtain.

          (d) Pooling-of-Interests. Company and Parent shall not knowingly take or fail to take any action that would cause the Merger not to qualify for pooling of interests accounting treatment for financial reporting purposes.

          (e) Tax-Free Treatment. Company and Parent shall not take or fail to take any action that would cause the Merger not to constitute a Tax-free "reorganization" under Section 368(a) of the Code.

          (f) Public Announcements. Unless otherwise required by Applicable Laws or requirements of the National Association of Securities Dealers or the NYSE (and in that event only if time does not permit), at all times prior to the earlier of the Effective Date or termination of this Agreement pursuant to Section 7.1, Company and Parent shall not issue any press release with respect to the Merger without the consent of the other, whose consent shall not be unreasonably withheld.

          (g) Access. From and after the date of this Agreement until the Effective Date (or the termination of this Agreement), Company and Parent shall permit representatives of the other to have appropriate access at all reasonable times to the other's premises, properties, books, records, contracts, tax records, documents, customers and suppliers in a manner that will not unreasonably interfere with the other operations. Information obtained by Parent and Company pursuant to this Section 5.1(g) shall be subject to the provisions of the confidentiality agreement between them dated January 20, 1998 ("Confidentiality Agreement"), which agreement remains in full force and effect.

          (h) Certain Actions. Without limiting the generality of, with respect to Company, Section 5.3(c), and with respect to Parent, Section 5.2(c), during the period from the date of this Agreement to the Effective Date or the earlier termination of this Agreement pursuant to Section 7.1, neither Company nor Parent shall, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby or as set forth in
     Section 5.1(h) to each of the parties respective disclosure schedules, without the prior written consent of the other party, which consent shall not be unreasonably withheld:

             (i) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock;
        (B) make, declare or pay any dividend or distribution (except for the declaration and payment of regular quarterly cash dividends on Company Common Shares and Common Stock, respectively, in each case with usual record and payment dates for such dividends in accordance with past dividend practices) on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except in connection with the use of shares of capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of the parties or any of their respective subsidiaries); (C) grant any person any right or option to acquire any shares of its capital stock other than pursuant to a currently authorized stock option plan; (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or such securities (except pursuant to the exercise of outstanding convertible securities, warrants, options or rights to purchase Common Stock or Company Common Shares and other than the issuance of Parent Rights and reservation of Parent Series C Preferred Stock pursuant to the Parent Rights Agreement in accordance with the terms thereof); or
        (E) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock other than pursuant to the provisions of this Agreement.

             (ii) sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets which are material, individually or in the aggregate, other than in the ordinary course of business consistent with past practice;

             (iii) make or propose any changes in its Articles of Incorporation or Bylaws (or other similar organizational documents), each as amended and restated, or other organizational documents, other than the Parent Amendment;

             (iv) merge or consolidate with any other person or acquire a material amount of assets or capital stock of any other person other than in connection with this Agreement and the transactions contemplated hereby;

             (v) incur, create, assume or otherwise become liable for indebtedness for borrowed money, other than in the ordinary course of business consistent with past practice, or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for obligations of any other individual, corporation or other entity, other than in the ordinary course of business consistent with past practice;

             (vi) enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than salary increases and bonuses granted, or modifications made, in the ordinary course of business consistent with past practice, or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee except as may be required by Applicable Law, this Agreement, any applicable collective bargaining agreement or a binding written contract in effect on the date of this Agreement;

             (vii) materially change its method of doing business or materially change any method or principle of accounting in a manner that is inconsistent with past practice;

             (viii) settle any Actions, whether now pending or hereafter made or brought involving an amount in excess of $250,000;

             (ix) except in the ordinary course of business, modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any material contract to which either is a party or any confidentiality agreement to which either is a party;

             (x) incur or commit to any capital expenditures, obligations or liabilities in respect thereof, other than in the ordinary course of business consistent with past practice or pursuant to a capital expenditure program previously approved by the Board of Directors or otherwise currently underway;

             (xi) take any action to exempt under or make not subject to any applicable state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person or entity (other than between the parties or their subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

             (xii) permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing; or

             (xiii) agree in writing or otherwise to take any of the foregoing actions.

          (i) Brokers or Finders. Each of Parent and Company shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any brokerage, finders or similar fee or commission or expenses related to Lehman Brothers, in the case of Parent, and J.P. Morgan, in the case of Company, or asserted by any person on the basis of any act or statement alleged to have been made by such party or its Affiliate.

     5.2 Covenants of Parent.

          (a) Parent Shareholders' Meeting. Parent shall take all action in accordance with Applicable Laws and the Parent Articles and Bylaws necessary to convene a meeting of Parent Shareholders as promptly as practicable to consider and vote upon the Parent Shareholder
     Authorizations.

          (b) Preparation of Joint Proxy Statement. Parent shall cooperate with Company to, and shall, as soon as is reasonably practicable, prepare and file a Joint Proxy Statement and Registration Statement and all required amendments and supplements with the Commission and shall cooperate with Company to, and shall, use all reasonable efforts to respond to comments and to have the Registration Statement declared effective by the Commission as promptly as practicable and to maintain the effectiveness of the Registration Statement through the Effective Date. Parent shall use its best commercial efforts to mail at the earliest practicable date to Parent Shareholders the Joint Proxy Statement, which shall include all information required under Applicable Laws to be furnished to Parent Shareholders in connection with the Merger, the transactions contemplated thereby and the authorization of additional shares. Parent shall advise Company promptly after it receives notice of (i) the Registration Statement being declared effective or any supplement or amendment thereto being filed with the Commission, (ii) the issuance of any stop order in respect of the Registration Statement, and (iii) the receipt of any correspondence, comments or requests from the Commission in respect of the Registration Statement (copies of which it shall furnish to Company). Parent shall give Company and its counsel the opportunity to review the Joint Proxy Statement and the Registration Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with or sent to the SEC. Parent also shall cooperate with Company to, and shall, take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of shares of Parent Common Stock in the Merger.

          (c) Conduct of Parent's Operations. During the period from the date of this Agreement to the Effective Date, and except as set forth in Section 5.2(c) to the Parent Disclosure Schedule, Parent shall conduct its operations in the ordinary course except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use its best commercial efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key Employees and maintain relationships with customers, suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect.

          (d) Indemnification. Parent shall cause the Surviving Corporation to keep in effect provisions in its Articles of Incorporation and Code of Regulations providing for exculpation of director and officer liability and indemnification of the Indemnified Parties to the fullest extent permitted under Applicable Law, which provisions shall not be amended except as required by Applicable Law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification and shall cause the Surviving Corporation to indemnify in accordance therewith. In the event of any actual or threatened claim, action, suit, proceeding or investigation in respect of such acts or omissions, (i) Parent shall cause the Surviving Corporation to pay the reasonable fees and expenses of counsel selected by the indemnified party, which counsel shall be reasonably acceptable to Parent, in advance of the final disposition of any such action to the full extent permitted by Applicable Law, upon receipt of any undertaking required by Applicable Law, and (ii) Parent shall cause the Surviving Corporation to cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

          (e) Directors' and Officers' Insurance. Parent agrees to use its best commercial efforts to cause the Surviving Corporation to maintain in effect for not less than six years after the Effective Date the current policies of directors' and officers' liability insurance maintained by Company with respect to matters occurring prior to the Effective Date; provided, however, that (i) the Surviving Corporation may substitute therefor policies of comparable coverage containing terms and conditions which, when taken as a whole, are no less advantageous to the covered officers and directors and (ii) the Surviving Corporation shall not be required to pay an annual premium for such insurance coverage in excess of 200% of the current annual premium paid by Company for its existing coverage, but in such case shall purchase as much coverage as possible for such amount.

          (f) Employee Benefits. Without limiting the effect of Section 2.3 Parent covenants and agrees that, from and after the Effective Date, it will cause the Surviving Corporation and its subsidiaries to provide for the benefit of employees of the Surviving Corporation and its subsidiaries either (i) benefits that are no less favorable, in the aggregate, as those provided to Employees or Former Employees of Company or its subsidiaries immediately prior to the date of this Agreement, or (ii) benefits that are no less favorable, in the aggregate, as those provided to employees of Parent or its subsidiaries after the Effective Date. If any Employee (as defined below) becomes a participant in any employee benefit or compensation plan of Parent, a Parent subsidiary (other than the Surviving Corporation) or a Parent affiliate, such Employee shall be given credit under such plan for all service with Company and its subsidiaries, affiliates and predecessors which is recognized by Company under a similar Company Plan and is rendered prior to the time the Employee becomes such a participant, for all purposes; provided, however, such service credit shall not result in a duplication of benefits. To the extent employee benefit plans of Parent or its subsidiaries or affiliates provide medical or dental welfare benefits to Employees or Former Employees (as defined below) after the Effective Date, such plans shall waive any preexisting conditions, medical certifications and actively-at-work exclusions and shall provide that any expenses incurred on or before the Effective Date shall be taken into account under such plans for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions. For purposes of the foregoing, (i) "Employees" shall mean the employees of Company or a subsidiary of Company whose terms of employment are not subject to a collective bargaining agreement immediately prior to the Effective Date, including, without limitation, any employee who is absent at the Effective Date on short-term disability, long-term disability, Workers' Compensation or an authorized leave (such as maternity, military, family and medical leaves or other leaves where return to work is subject to statutory requirements), and (ii) "Former Employees" shall mean any former Employees of Company or a Company subsidiary whose employment terminated prior to the Effective Date (whether by retirement or otherwise).

          Parent shall cause the Surviving Corporation and its subsidiaries to honor all Company's existing agreements with any Employee.

          (g) Notification of Certain Matters. Parent shall give prompt notice to Company of and will use all commercially reasonable efforts to cure (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Parent or Subcorp representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Date and (ii) any material failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.2(g) shall not limit or otherwise affect the remedies available hereunder to Company.

          (h) Parent Shareholders' Approvals. Parent shall, as promptly as practicable, submit the issuance of Parent Common Stock in the Merger as required by the NYSE for the approval of its shareholders at a meeting of its shareholders ("Parent Shareholders' Meeting") and shall, subject to the fiduciary duties of the Board of Directors of Parent under Louisiana Law, use its reasonable best efforts to obtain the Parent Shareholder Authorizations. Parent shall, through its Board of Directors (i) subject to the fiduciary duties of the members thereof under Louisiana Law, recommend to its shareholders approval of Parent Shareholder Authorizations and (ii) authorize and cause an officer of Parent to vote Parent's shares of common stock of the Subcorp for approval and adoption of this Agreement and the transactions contemplated hereby and shall take all additional actions as the sole shareholder of Subcorp necessary to approve and adopt this Agreement and the transactions contemplated hereby.

          (i) Affiliates of Parent. The Persons named in Section 5.2(i) to the Parent Disclosure Schedule are, to Parent's Knowledge, the only Persons who may be deemed Affiliates of Parent under Rule 145 of the 1933 Act. Each person named in Section 5.2(i) to the Parent Disclosure Schedule has executed a written agreement substantially in the form of Exhibit A. At least 30 days prior to the Effective Date, Parent shall deliver to the Company a list of names and addresses of those Persons who were, in Parent's reasonable judgment, at the record date for the Parent Shareholders' Meeting, Affiliates of Parent within the meaning of Rule 145 of the 1933 Act (each such person, "Parent Affiliate"). Parent shall use all reasonable efforts to deliver or cause to be delivered to the Company, prior to the Effective Date, from each of the Parent Affiliates identified in the foregoing list, a written agreement substantially in the form of Exhibit A.

          (j) Change in Control. Parent agrees that the consummation of the Merger shall constitute a "Change in Control" of Company for all purposes within the meaning of all compensation or benefit plans or agreements of Company and its subsidiaries.

          (k) Directors of Parent. Parent shall cause its Board of Directors to take such action as may be necessary to increase the size of Parent's Board of Directors from ten (10) to thirteen (13) members and shall cause to be appointed to the Board of Directors of Parent Robert S. Evans and George E. Uding, Jr., effective immediately following the Effective Date. At the next annual meeting of Parent Shareholders thereafter, the Board of Directors of Parent shall cause to be nominated (i) George E. Uding, Jr. for election as a Class III Director with a term of office expiring in 2000, and (ii) Robert S. Evans for election as a Class I Director with a term of office expiring in 2001.

     5.3 Covenants of Company.

          (a) Company Shareholders' Meeting. Company shall take all action in accordance with Applicable Laws and its Articles of Incorporation and Code of Regulations, each as amended and restated, necessary to convene a meeting of Company Shareholders as promptly as practicable to consider and vote upon the approval of the Merger, this Agreement and the transactions contemplated hereby.

          (b) Information for the Registration Statement and Preparation of Joint Proxy Statement. Company shall promptly furnish Parent with all information concerning it as may be required for inclusion in the Registration Statement. Company shall cooperate with Parent in the preparation of the Registration Statement in a timely fashion and in Parent's efforts to have the Registration Statement declared effective by the Commission as promptly as practicable. If at any time prior to the Effective Date, any information pertaining to Company contained in or omitted from the Registration Statement makes such statements contained in the Registration Statement false or misleading, Company shall promptly so inform Parent and provide Parent with the information necessary to make statements contained therein not false and misleading. Company shall use all reasonable efforts to mail at the earliest practicable date to Company Shareholders the Joint Proxy Statement, which shall include all information required under Applicable Laws to be furnished to Company Shareholders in connection with the Merger and the transactions contemplated thereby.

          (c) Conduct of Company's Operations. During the period from the date of this Agreement to the Effective Date, Company shall conduct its operations in the ordinary course except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use its best commercial efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect.

          (d) No Solicitation. Company agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to: (i) solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving Company, or acquisition of 10% or more of the capital stock or any material portion of the assets (except as set forth in Section 5.3(d) to the Company Disclosure Schedule and except for acquisition of assets in the ordinary course of business consistent with past practice) of Company, or any combination of the foregoing ("Company Competing Transaction"); (ii) negotiate, explore or otherwise engage in discussions with any person (other than Parent, Subcorp or their respective directors, officers, employees, agents and representatives) with respect to any Company Competing Transaction; or (iii) enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided, however, that nothing contained in this Section 5.3(d) shall prohibit the Board of Directors of Company from (i) furnishing information to (but only pursuant to a confidentiality agreement in customary form and having terms and conditions no less favorable to Company than the Confidentiality Agreement) or entering into discussions or negotiations with any person or group that makes an unsolicited bona fide written proposal for a Company Competing Transaction (an "Alternative Proposal"), if, and only to the extent that, (A) the Board of Directors of Company, based upon the written opinion of outside counsel (a copy of which shall be provided promptly to Parent), determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law, (B) such Alternative Proposal is not conditioned on the receipt of financing, the Board of Directors has reasonably concluded in good faith that the person or group making such Alternative Proposal will have adequate sources of financing to consummate such Alternative Proposal and that such Acquisition Proposal is more favorable to the Company's shareholders than the Merger, and the Board of Directors has received a written opinion from a nationally-recognized investment banking firm (a copy of which shall be provided promptly to Parent) to the effect that the consideration to be received by shareholders of Company in connection with such Alternative Proposal is superior, from a financial point of view, to the consideration to be received by them in the Merger, (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Company provides written notice to Parent to the effect that it is furnishing information to, or entering into negotiations with, such Person, and (D) Company keeps Parent informed of the status and all material information with respect to any such discussions or negotiations, and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal.

          (e) Affiliates of Company. The Persons named in Section 5.3(e) to the Company Disclosure Schedule are, to Company's Knowledge, the only Persons who may be deemed Affiliates of Company under Rule 145 of the 1933 Act. Each person in Section 5.3(e) to the Company Disclosure Schedule has executed a written agreement substantially in the form of Exhibit B. At least 30 days prior to the Effective Date, Company shall deliver to Parent a list of names and addresses of those Persons who were, in Company's reasonable judgment, at the record date for the Company's Shareholders' Meeting, affiliates of Company within the meaning of Rule 145 of the 1933 Act (each such person, "Company Affiliate"). Company shall use all reasonable efforts to deliver or cause to be delivered to the Parent, prior to the Effective Date, from each of the Company Affiliates identified in the foregoing list, a written agreement substantially in the form of Exhibit B.

          (f) Notification of Certain Matters. Company shall give prompt notice to Parent of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Company representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Date and (ii) any material failure of Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.3(f) shall not limit or otherwise affect the remedies available hereunder to Parent.

          (g) Letter Agreement and Irrevocable Proxy. Each of Robert S. Evans, George E. Uding, Jr., Robert J. Kane, R. Breck Denny, and each other person who is a member of the Board of Directors of Company (other than Mone Anathan III and Jean Gaulin), shall have executed as of the date of this Agreement a letter in the form attached hereto as Exhibit C.

          (h) Incentive Plan Letter Agreement. Each person who is a participant in Company's 1991 Long-Term Incentive Plan ("Incentive Plan") and who is subject to the provisions of Section 16(b) of the Exchange Act shall have executed as of the date of this Agreement a letter in the form attached as Exhibit D to the effect that such person has waived his or her right, as contemplated in Section 6.05 of the Incentive Plan, to surrender for cancellation following the Change of Control (as defined in the

     Incentive Plan) contemplated by this Agreement any Option (as defined in the Incentive Plan) held by such person and to receive a cash payment therefor.

          (i) Company Rights Agreement. The Board of Directors of Company has approved and Company has executed, and promptly after the execution of this Agreement the Company will cause the Rights Agent under the Company Rights Agreement to execute and deliver, an amendment to the Company Rights Agreement which provides and specifically confirms that: (i) neither this Agreement, the Merger nor any of the other transactions contemplated hereby
     (A) will cause Parent to become an "Acquiring Person," or result in the occurrence of a "Shares Acquisition Date" or the occurrence of a "Distribution Date" (as defined in the Company Rights Agreement), (B) will permit any Person to have the right under the Company Rights Agreement to acquire, or to make the Company Rights ever exercisable for, any securities of Parent, or (C) will require the sending of any notices under the Company Rights Agreement; (ii) the Rights (as such term is defined in the Company Rights Agreement) will expire immediately prior to or simultaneously with the Effective Date; and (iii) this Agreement, the Merger, the other transactions and all actions of Parent and its Affiliates contemplated hereby will be excluded and exempt from the operation of and will not trigger the provisions of the Company Rights Agreement (including, without limitation, Sections 11(a) and 13 and all similar provisions).

                                   ARTICLE VI

                                   CONDITIONS

     6.1 Mutual Conditions. The obligations of the parties to consummate the Merger shall be subject to fulfillment of the following conditions:

          (a) No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the Merger shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Authority which prevents the consummation of the Merger.

          (b) All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all other consents, approvals, permits or authorizations required to be obtained prior to the Effective Date from any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained, failure to obtain which would reasonably be expected to have a Parent Material Adverse Effect following the Effective Date.

          (c) The Merger and the transactions contemplated hereby shall have been approved by the Company Shareholders in the manner required by any Applicable Law.

          (d) The Parent Shareholder Authorizations shall have been approved by the Parent Shareholders in the manner required by any Applicable Law.

          (e) The Commission shall have declared the Registration Statement effective. On the Closing Date and at the Effective Date, no stop order or similar restraining order shall have been threatened by the Commission or entered by the Commission or any state securities administrator prohibiting the Merger.

          (f) Parent shall have received an opinion of Bracewell & Patterson, L.L.P. and Company shall have received an opinion of Milbank, Tweed, Hadley & McCloy substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of the facts then existing, under Applicable Law, for Federal income tax purposes, the Merger will constitute a reorganization under Section 368(a) of the Code. In rendering such opinions, Bracewell & Patterson, L.L.P. and Milbank, Tweed, Hadley & McCloy may require and rely on representations contained in certificates of Parent, Company, Subcorp and others, as they deem reasonably appropriate.

          (g) Parent shall have received a letter, in form and substance reasonably satisfactory to Parent, from Deloitte and Touche LLP, dated the Closing Date, stating that Deloitte & Touche LLP concurs with the Parent's conclusion that, as of the date of their report, no conditions exist that would preclude the Parent's accounting for the Merger as a pooling of interests.

          (h) Company shall have received a letter, in form and substance reasonably satisfactory to Company, from Deloitte & Touche LLP, dated the Closing Date, stating that Deloitte & Touche LLP concurs with the Company's conclusion that, as of the date of their report, no conditions exist that would preclude the Company's ability to be a party in a business combination to be accounted for as a pooling of interests.

          (i) The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

     6.2 Conditions to Obligations of Company. The obligations of Company to consummate the Merger and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Company:

          (a) The representations and warranties of each of Parent and Subcorp set forth in Article IV shall be true and correct on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except as affected by the transactions contemplated by this Agreement and except for such inaccuracies which have not had and would not reasonably be expected to have in the reasonably foreseeable future a Parent Material Adverse Effect.

          (b) Each of Parent and Subcorp shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date.

          (c) Each of Parent and Subcorp shall have furnished Company with a certificate dated the Closing Date signed on behalf of it by the Chairman, President or any Vice President to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

          (d) On or prior to the Closing Date, the Parent Rights shall not have become exercisable or transferable apart from the associated shares of Common Stock, no "Stock Acquisition Date" or "Distribution Date" (each as defined in the Parent Rights Agreement) shall have occurred and the Parent Rights shall not have become nonredeemable, in each case other than as a result of actions by Company or any of its Affiliates.

     6.3 Conditions to Obligations of Parent and Subcorp. The obligations of Parent to consummate the Merger and the other transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by each of Parent and Subcorp:

          (a) The representations and warranties of Company set forth in Article III shall be true and correct on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except as affected by the transactions contemplated by this Agreement and except for such inaccuracies which have not had and would not reasonably be expected to have in the reasonably foreseeable future a Company Material Adverse Effect.

          (b) Company shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date.

          (c) Company shall have furnished Parent with a certificate dated the Closing Date signed on its behalf by its Chairman, President or any Vice President to the effect that the conditions set forth in Sections 6.3(a),
     (b) and (d) have been satisfied.

          (d) Company shall not have received, prior to the end of the ten (10) day period set out in section 1701.85(A)(2) of the OGCL, notice from the holder or holders of more than five percent (5%), on a fully diluted common stock basis, of the Company Shares issued and outstanding on the record date for the determination of Company Shareholders entitled to vote on the Merger who have not voted in favor of the Merger, have perfected their appraisal rights under the OGCL and have not withdrawn or lost such rights that such holders have exercised or intend to exercise their appraisal rights under Sections 1701.84 and 1701.85 of the OGCL. Company will give prompt notice to Parent of any such notice and deliver copies to Parent the next business day after any such notice is received.

          (e) On or prior to the Closing Date, the Company Rights shall not have become exercisable or transferable apart from the associated shares of Company Common Shares, no "Shares Acquisition Date" or "Distribution Date" (each as defined in the Company Rights Agreement) shall have occurred and the Company Rights shall not have become nonredeemable, in each case other than as a result of actions by Parent or any of its Affiliates.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Date, whether before or after approval and adoption of this Agreement by Company Shareholders and approval of the Parent Shareholder Authorizations:

          (a) by mutual consent of Company and Parent;

          (b) by either Company or Parent if any permanent injunction or other order or decree of a court or other competent Governmental Authority preventing the consummation of the Merger shall have become final and nonappealable, provided that the party seeking to terminate this Agreement under Section 7.1(b) shall have used its best commercial efforts to remove such injunction, order or decree;

          (c) by either Company or Parent if the Merger shall not have been consummated before September 30, 1998, unless extended by the Boards of Directors of both Company and Parent (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure or whose affiliate's failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

          (d) by either Company or Parent if at the meeting of Company Shareholders held for such purpose (including any adjournment or postponement thereof) the requisite vote of the Company Shareholders to approve the Merger and the transactions contemplated hereby shall not have been obtained;

          (e) by either Company or Parent if at the meeting of Parent Shareholders held for such purpose (including any adjournment or postponement thereof) the requisite vote of the Parent Shareholders to approve the Parent Shareholder Authorizations shall not have been obtained;

          (f) by either Company or Parent (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty (30) days following written notice given by the terminating party to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing;

          (g) by Company if its Board of Directors shall in good faith determine that a competing transaction is more favorable to its shareholders in the aggregate and from a financial point of view than the transactions contemplated by this Agreement and there shall be delivered to Parent written notice of the determination by the party's Board of Directors to terminate this Agreement pursuant to this Section 7.1(g); provided, however, that neither party may terminate this Agreement pursuant to this
     Section 7.1(g) unless (i) five business days shall have elapsed after delivery of the notice referred to above, and (ii) at the end of such five business-day period the party's Board of Directors shall continue to believe that such competing transaction is more favorable to such party's shareholders in the aggregate and from a financial point of view than the transactions contemplated by this Agreement; or

          (h) by the Company in the event that the volume weighted average trading price of Common Stock, rounded to the nearest three decimal places, for the fifteen consecutive trading days ending on and including the third trading day prior to the Closing Date ("Test Period"), as reported by Bloomberg Financial Markets, is less than $57.50, and that the Peer Group Composite Index outperforms the Common Stock Index by more than 20 percentage points.

     7.2 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of this Agreement by Company Shareholders or authorization of issuance of shares of Common Stock in the Merger by Parent Shareholders, but after each such approval or authorization, no amendment shall be made which by law requires further approval or authorization by the Company Shareholders or Parent Shareholders, as the case may be, without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.3 Extension; Waiver. At any time prior to the Effective Date, Company (with respect to Parent) and Parent (with respect to Company) by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of such party; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     7.4 Effect of Termination. If this Agreement is terminated pursuant to
Section 7.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (i) the confidentiality provisions in Sections 5.1(g) and Sections 5.1(i), 8.7, 8.8, 8.9 and 8.12 shall survive the termination of this Agreement and (ii) such termination shall not relieve any party hereto of any liability for any willful breach by that party of its covenants, agreements or other obligations under this Agreement occurring prior to such termination.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1 Survival of Representations and Warranties. The representations and warranties made herein by the parties hereto shall not survive the Effective Date. This Section 8.1 shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Date or the termination of this Agreement.

     8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (delivery of which is confirmed) or received through a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Parent or Subcorp:

          Southdown, Inc.
          1200 Smith Street
          Suite 2400
          Houston, Texas 77002-4486
          Attention: Patrick S. Bullard
          Telecopy No.: (713) 653-8010
            with a copy to

            John L. Keffer
            Bracewell & Patterson, L.L.P.
          South Tower Pennzoil Place, Suite 2900
          Houston, Texas 77002-2781
          Telecopy No.: (713) 221-1212

        (b) if to Company:

           Medusa Corporation
           3008 Monticello Blvd.
           Cleveland Heights, Ohio 44118
           Attention: Robert D. Vilsack
           Telecopy No.: (216) 371-4562

           with a copy to

           Lawrence Lederman
           Milbank, Tweed, Hadley & McCloy
           1 Chase Manhattan Plaza
           New York, New York 10005
           Telecopy No.: (212) 530-5219

     8.3 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.4 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

     8.5 Entire Agreement. This Agreement (including the documents and the instruments referred to herein), the disclosure schedules of the Company and Parent and the Confidentiality Agreement constitute the entire agreement among the parties and supersede all contemporaneous oral and all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof. Each of Company and Parent expressly warrants and represents and does hereby state that no promise or agreement which is not herein expressed has been made in executing this Agreement, and that neither Company nor Parent is relying on any statement or representation of any agent of the parties to this Agreement.

     8.6 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries, except for the provisions of Sections 2.3, 5.2(d), 5.2(e), 5.2(f), 5.2(j) and 5.2(k), which may be enforced by the beneficiaries thereof (the expenses, including reasonable attorneys' fees, that may be incurred thereby in enforcing such provisions to be paid by Parent).

     8.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW EXCEPT TO THE EXTENT THE OGCL IS MANDATORILY APPLICABLE TO THE MERGER.

     8.8 Jurisdiction. Any legal action, suit, or proceeding in law or equity arising out of or relating to this Agreement and transactions contemplated by this Agreement may be instituted in any state or federal court (or if subject matter jurisdiction is unavailable in such court, then in state court) in Cleveland, Ohio or Harris County, Houston, Texas, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper or that this

Agreement, or the subject matter hereof or thereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit, or proceeding. Any and all service of process and any other notice in any such action, suit, or proceeding shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party at the address listed in Section
8.2. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than Ohio or Texas.

     8.9 Waiver of Jury Trial. COMPANY, PARENT AND SUBCORP HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     8.10 Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided that such party is not in material default hereunder.

     8.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.12 Expenses and Fees.

          (a) Company and Parent shall pay their own costs and expenses associated with the transactions contemplated by this Agreement, except that Company and Parent shall share equally: (i) the filing fees in connection with the filing of the Joint Proxy Statement and Registration Statement with the Commission; (ii) the expenses incurred in connection with printing and mailing the Joint Proxy Statement to the Company Shareholders and Parent Shareholders; and (iii) any filing fees incurred pursuant to Section 5.1(b).

          (b) If this Agreement is terminated: (i) by Company pursuant to
     Section 7.1(g); (ii) by Parent pursuant to Section 7.1(f) if Company's material breach of any representation, warranty, covenant or other agreement under this Agreement is the basis for such termination and a Prior Event shall have occurred prior thereto; (iii) by Company or Parent pursuant to Section 7.1(d) if a Prior Event shall have occurred prior to such termination; or (iv) by Company pursuant to Section 7.1(h); then Company will, in the case of a termination under clauses (i) or (ii) of this paragraph, within three business days following such termination, or in the case of a termination under clause (iii) of this paragraph, within three business days following the consummation of a Company Competing Transaction, pay to Parent a termination fee in the amount of $30,000,000, and in the case of a termination under clause (iv) of this paragraph, within three business days following such termination, pay to Parent a termination fee in the amount of $15,000,000, in each case payable in cash by wire transfer in immediately available funds to an account designated by Parent.

          (c) As used herein, the terms "Beneficial Ownership" and "Beneficially Own" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act; the term "person" shall have the meaning specified in sections 3(a)(9) and 13(d)(3) of the Exchange Act. A "Prior Event" shall mean any of the following events:

             (i) any person (other than Parent or its subsidiaries) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Company Common Shares such that, upon consummation of such offer, such person would Beneficially Own or control 15% or more of the then outstanding Company Common Shares; or

             (ii) Company or any of its subsidiaries shall have entered into, authorized, recommended, proposed, or publicly announced an intention to enter into, authorize, recommend or propose an agreement, arrangement or understanding with any person (other than Parent or any of its subsidiaries) to, or any person (other than Parent or any of its subsidiaries) shall have publicly announced an intention to (A) effect any Company Competing Transaction, (B) purchase, lease or otherwise acquire 15% or more of the assets of Company or any of its subsidiaries or (C) purchase or otherwise acquire (including by way of merger, consolidation, tender or exchange offer or other similar transaction) Beneficial Ownership of securities representing 15% or more of the voting power of Company or any of its subsidiaries; or (iii) any person (other than Parent or its subsidiaries) shall have acquired Beneficial Ownership of a number of shares of Company Common Shares in addition to the number of shares of Company Common Shares Beneficially Owned by such person on the date hereof equal to 15% or more of the voting power of Company.

     8.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     8.14 Definitions and Usage. For the purposes of this Agreement:

          "Action" shall have the meaning specified in Section 4.14.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

          "Agreement" shall have the meaning specified in the introductory paragraph of this Agreement and Plan of Merger.

          "Alternative Proposal" shall have the meaning specified in Section 5.3(d).

          "Applicable Laws" shall have the meaning specified in Section 4.13.

        "Beneficial Ownership" and "Beneficially Own" shall have the meanings specified in Section 8.12(c).

          "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday recognized by banking institutions in the State of Texas.

          "Certificate of Merger" shall have the meaning specified in Section
     1.3.

          "Certificates" shall have the meaning specified in Section 2.2(b).

          "Change in Control" shall have the meaning specified in Section
     5.2(j).

          "Class C Preferred" shall have the meaning specified in Section 4.3.

          "Closing" shall have the meaning specified in Section 1.2.

          "Closing Date" shall have the meaning specified in Section 1.2.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

          "Commission" shall have the meaning specified in Section 2.3(c).

          "Common Stock" shall have the meaning specified in Section 2.1(a).

          "Common Stock Authorizations" shall have the meaning specified in
     Section 3.4.

          "Common Stock Index" is defined as the percentage change (expressed in positive or negative percentage points) in the volume weighted average trading prices of Common Stock, as reported by Bloomberg Financial Markets, from the date of this Agreement to the last day of the Test Period.

          "Company" shall have the meaning specified in the introductory paragraph of this Agreement and Plan of Merger.

          "Company Affiliate" shall have the meaning set forth in Section
     5.3(e).

          "Company Articles and Code of Regulations" shall have the meaning specified in Section 4.1.

          "Company Common Shares" shall have the meaning specified in Section 2.1(a).

          "Company Competing Transaction" shall have the meaning specified in
     Section 5.3(d).

          "Company Contract" shall have the meaning specified in Section 4.23.

          "Company Dissenting Shares" shall have the meaning specified in
     Section 2.2(k).

          "Company Material Adverse Effect" shall mean any Material Adverse Effect with respect to the Company and any of its subsidiaries when taken as a whole.

          "Company Option" shall have the meaning specified in Section 2.3(a).

          "Company Plan" means all employee benefit plans, programs, policies, practices, and other arrangements providing benefits which includes, but is not limited to incentive compensation programs, stock incentive programs, employment contracts, retention agreements and employee fringe benefit programs to any Employee or former Employee or beneficiary or dependent thereof, whether or not written, and whether covering one person or more than one person, sponsored or maintained by Company or any of its subsidiaries or to which Company or any of its subsidiaries contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "Company Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

          "Company Preferred Shares" shall have the meaning specified in Section 4.3.

          "Company Rights" shall have the meaning set forth in Section 4.3.

          "Company Rights Agreement" shall have the meaning set forth in Section 4.3.

          "Company SEC Documents" shall have the meaning specified in Section 4.10.

          "Company Shareholders" shall have the meaning specified in Section
     4.4.

          "Confidentiality Agreement" shall have the meaning specified in
     Section 5.1(g).

          "Control" means (including the terms "controlling", "controlled by", and "under common control with") the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

          "Controlled Group Liability" means any and all liabilities under: (i) Title IV of ERISA; (ii) section 302 of ERISA; (iii) sections 412 and 4971 of the Code; (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code; and (v) corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the Parent Plans as defined below.

          "Effective Date" shall have the meaning specified in Section 1.3.

          "Employees" shall mean the employees of the Parent or the Company, as the context may require, except as otherwise defined in Section 5.2(f).

          "Environmental Laws" shall have the meaning specified in Section 4.21(a).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

          "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

          "Exchange Act" shall have the meaning specified in Section 3.10.

          "Exchange Agent" shall have the meaning specified in Section 2.2(a).

          "Exchange Ratio" shall have the meaning specified in Section 2.1(a).

          "Exchange Trust" shall have the meaning specified in Section 2.2(c).

          "Former Employees" shall have the meaning specified in Section 5.2(f).

          "Fractional Shares" shall have the meaning specified in Section
     2.2(c).

          "Governmental Authority" shall have the meaning specified in Section 2.2(i).

          "Hazardous Materials" shall have the meaning specified in Section 4.21(a).

          "HSR Act" shall have the meaning specified in Section 3.6(d).

          "Incentive Plan" shall have the meaning specified in Section 5.3(h).

          "Indemnified Liabilities" shall have the meaning set forth in Section 5.2(d).

          "Indemnified Parties" shall mean each person who is now, or has been at any time prior to the date hereof, an officer, director, employee, trustee or agent of Company (or any subsidiary or division thereof), including, without limitation, each person controlling any of the foregoing persons (individually, "Indemnified Party" and collectively, "Indemnified Parties")

          "Indemnified Party" shall have the meaning set forth in Section
     5.2(d).

          "J.P. Morgan" shall have the meaning specified in Section 4.6.

          "Joint Proxy Statement" shall have the meaning specified in Section 3.11.

          "Justice Department" shall have the meaning specified in Section
     5.1(b).

          "Knowledge" when used in relation to any Person shall mean the actual (but not constructive) knowledge of such Person's executive officers.

          "Lehman Brothers" shall have the meaning specified in Section 3.7.

          "Material Adverse Effect" means a material adverse effect on the assets, liabilities, results of operations, business or financial condition of such party and its subsidiaries, taken as a whole.

          "Merger" shall have the meaning specified in Section 1.1.

          "Merger Consideration" shall have the meaning specified in Section 2.1(a).

          "Multiemployer Plan" shall have the meaning specified in Section
     4.9(e).

          "Multiple Employer Plan" shall have the meaning specified in Section 4.9(e).

          "National Exchange" shall have the meaning specified in Section
     2.2(c).

          "NYSE" shall have the meaning specified in Section 2.2(c).

          "Officer" means in the case of Parent and Company, any executive officer of Parent or the Company, as applicable, within the meaning of Rule 3b-7 of the 1934 Act.

          "OGCL" shall have the meaning specified in Section 1.1.

          "Ohio Secretary of State" shall have the meaning specified in Section 1.3.

          "Parent" shall have the meaning specified in the introductory paragraph of this Agreement and Plan of Merger.

          "Parent Affiliate" shall have the meaning specified in Section 5.2(i).

          "Parent Amendment" shall have the meaning set forth in Section 3.4.

          "Parent Articles and Bylaws" shall have the meaning specified in
     Section 3.1.

          "Parent Exchange Option" shall have the meaning specified in Section 2.3(a).

          "Parent Material Adverse Effect" shall mean any Material Adverse Effect with respect to the Parent and any of its subsidiaries when taken as a whole.

          "Parent Preferred Stock" shall have the meaning specified in Section 3.3.

          "Parent Rights" shall have the meaning set forth in Section 3.3.

          "Parent Rights Agreement" shall have the meaning set forth in Section 3.3.

          "Parent SEC Documents" shall have the meaning specified in Section
     3.10.

          "Parent Series C Preferred Stock" shall have the meaning set forth in
     Section 3.3.

          "Parent Shareholder Authorizations" shall have the meaning specified in Section 3.5.

          "Parent Shareholders" shall have the meaning specified in Section 3.4.

          "Parent Shareholders' Meeting" shall have the meaning specified in
     Section 5.2(h).

          "PBGC" shall have the meaning specified in Section 4.9(g)(ii).

          "Peer Group" shall mean the following companies: Giant Cement Holding, Inc., Lafarge Corporation, Lone Star Industries, Inc. and Centex Construction Products, Inc.

          "Peer Group Composite Index" is defined as the percentage change (expressed in positive or negative percentage points) in the average of the volume weighted average trading prices of the common stock of each of the companies in the Peer Group, as reported by Bloomberg Financial Markets, weighted by the market capitalization of each such company, from the date of this Agreement to the last day of the Test Period. For this purpose, the market capitalization of each such company on a given date shall be determined by multiplying the number of outstanding shares of common stock of such company, as reflected in the most recently available filings with the Commission (with appropriate adjustments for any stock splits, stock dividends or similar events), times the volume weighted average trading price of such common stock on the such date.

          "Pension Plans" shall have the meaning specified in Section 4.9(f).

          "Permits" shall have the meaning specified in Section 4.20.

          "Person" shall mean an individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other legal entity of any kind.

          "Prior Event" shall have the meaning specified in Section 8.12(c).

          "Prospectus" shall have the meaning specified in Section 3.11.

          "Qualified Company Plan" shall have the meaning specified in Section 4.9(b).

          "Registration Statement" shall have the meaning specified in Section 3.11.

          "Securities Act" shall have the meaning specified in Section 3.10.

          "Separation Date" shall have the meaning specified in Section 6.2(d).

          "Stock Acquisition Date" shall have the meaning specified in Section 6.2(d).

          "Subcorp" shall have the meaning specified in the initial paragraph of this Agreement and Plan of Merger.

          "subsidiary" or "subsidiaries" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned by such Person.

          "Surviving Corporation" shall have the meaning specified in Section
     1.1.

          "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes including interest and penalties thereon (including, without limitation, income, franchise, excise, sales, use, gross receipt, severance, real and personal property taxes).

          "Test Period" shall have the meaning specified in Section 7.1(h).

     A reference in this Agreement to any statute shall be to such statute as amended from time to time, and the rules and regulations promulgated thereunder.

     IN WITNESS WHEREOF, Company, Parent and Subcorp have signed this Agreement as of the date first written above.
                                            MEDUSA CORPORATION

                                            By:    /s/ Robert S. Evans
                                              ----------------------------------
                                                       Robert S. Evans

                                            SOUTHDOWN, INC.

                                            By:    /s/ Robert S. Evans
                                              ----------------------------------
                                                       Robert S. Evans

                                            BEDROCK MERGER CORP.

                                            By:    /s/ Robert S. Evans
                                              ----------------------------------
                                                       Robert S. Evans

                                                                       EXHIBIT A
                                                                   TO THE MERGER
                                                                       AGREEMENT


                        SOUTHDOWN, INC. AFFILIATE LETTER

                                 March 17, 1998

Southdown, Inc.
1200 Smith Street, Suite 2400
Houston, Texas 77002-4486

Medusa Corporation
3008 Monticello Boulevard
Cleveland Heights, Ohio 44118

Gentlemen:

     The undersigned has been advised that as of the date of this letter, the undersigned may be deemed to be an "affiliate" of Southdown, Inc., a Louisiana corporation ("Parent"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Act"). Pursuant to the terms of the Agreement and Plan of Merger dated March 17, 1998 ("Agreement"), between the Parent and Medusa Corporation, an Ohio corporation ("Company"), Bedrock Merger Corp., a newly formed Ohio corporation and wholly-owned subsidiary of Parent, will be merged with and into the Company with the Company to be the surviving corporation in the merger ("Merger").

     The undersigned represents, warrants, and covenants to Parent and the Company that:

          A. From and after the date that is thirty (30) days prior to the Effective Date (as such term is defined in the Agreement) the undersigned shall not offer to sell, sell or otherwise dispose of, or in any other way reduce the undersigned's risk relative to, any shares of Common Stock or Company Common Stock (other than by way of conversion into shares of Common Stock pursuant to the Merger) in any case until an earnings statement containing at least thirty (30) days of post-Merger combined financial results of Parent and the Company has been issued in a manner satisfying the requirements of the Commission's Accounting Release No. 135.

          B. The undersigned will not take or fail to take any action reasonably likely to cause the Merger not to be accounted for as a pooling of interests for financial accounting purposes.

          C. The undersigned understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of Parent, Company and the Surviving Corporation (as such term is defined in the Agreement) and will be relied upon by such entities and their respective counsel and accountants.

Southdown, Inc.
Medusa Corporation
March 17, 1998

     Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                            Very truly yours,

                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Print Name

Accepted this      day of
            , 1998

SOUTHDOWN, INC.                                             MEDUSA CORPORATION
By: ------------------------------------------------        By: ------------------------------------------------
    Name:                                                       Name:
    Title:                                                      Title:
    Dated:                                                      Dated:

                                                                       EXHIBIT B
                                                                   TO THE MERGER
                                                                       AGREEMENT

                      MEDUSA CORPORATION AFFILIATE LETTER

                                 March 17, 1998

Medusa Corporation
3008 Monticello Boulevard
Cleveland Heights, Ohio 44118

Southdown, Inc.
1200 Smith Street, Suite 2400
Houston, Texas 77002-4486

Gentlemen:

     The undersigned has been advised that as of the date of this letter, the undersigned may be deemed to be an "affiliate" of Medusa Corporation, an Ohio corporation ("Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Act"). Pursuant to the terms of the Agreement and Plan of Merger dated March 17, 1998 ("Agreement"), between the Company and Southdown, Inc., a Louisiana corporation ("Parent"), Bedrock Merger Corp., a newly formed Ohio corporation and wholly-owned subsidiary of Parent, will be merged with and into the Company with the Company to be the surviving corporation in the merger ("Merger").

     As a result of the Merger, the undersigned will receive (i) shares of common stock, par value $1.25 per share, of Parent ("Common Stock") in exchange for common shares, without par value, of the Company ("Company Common Shares") owned by the undersigned, and (ii) options convertible into Common Stock ("Parent Options") in exchange for options convertible into Company Common Shares.

     The undersigned represents, warrants, and covenants to Parent and the Company that in the event the undersigned received any Common Stock as a result of the Merger:

          A. The undersigned shall not make any sale, transfer or other disposition of the Common Stock or with respect to the Parent Options in violation of the Act or the Rules and Regulations.

          B. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Common Stock and the Parent Options to the extent the undersigned felt necessary with the undersigned's counsel or counsel for Company.

          C. The undersigned has been advised that the issuance of Common Stock to the undersigned pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger is submitted for a vote of the shareholders of Company, the undersigned may be deemed to be an affiliate of Company, the undersigned may not sell, transfer or otherwise dispose of the Common Stock issued to the undersigned in the Merger unless: (i) such sale, transfer or other disposition has been registered under the Act; (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act; or (iii) in the opinion of counsel reasonably acceptable to Parent or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act (in which case Parent shall cause removal of the legends referred to in Paragragh G below).

          D. From and after the date that is thirty (30) days prior to the Effective Date (as such term is defined in the Agreement) the undersigned shall not offer to sell, sell or otherwise dispose of, or in any

Medusa Corporation
Southdown, Inc.
March 17, 1998

     other way reduce the undersigned's risk relative to, any shares of Common Stock or Company Common Stock (other than by way of conversion into shares of Common Stock pursuant to the Merger) in a manner that would cause the Merger to be treated in a manner other than as a pooling of interests for financial accounting purposes, in any case until an earnings statement containing at least thirty (30) days of post-Merger combined financial results of Parent and the Company has been issued in a manner satisfying the requirements of the Commission's Accounting Release No. 135.

          E. By its acceptance hereof, Parent agrees, for a period of two years after the Effective Date, that it will file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), so that the public information provisions of Rule 144(c) under the Exchange Act are satisfied and the resale provisions of Rules 145(d)(1) and (2) under the Exchange Act are therefore available to the undersigned in the event the undersigned desires to transfer any Parent securities issued to undersigned in the Merger. Parent agrees to publish financial results covering at least 30 days of post Merger operations as soon as practicable and in any event within 45 days after the end of the month following the month in which the Effective Date occurs.

          F. The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of the Parent and the Company that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

          G. The undersigned understands and agrees that:

             (i) Parent is under no obligation to register the sale, transfer or other disposition of the shares of Parent Common Stock to be received by the undersigned in the Merger except as set forth in written agreements, if any, with the undersigned which have been entered into by Parent or which have been specifically assumed by Parent.

             (ii) Stop transfer instructions will be given to the transfer agent of Parent with respect to the shares of Parent Common Stock to be received by the undersigned in the Merger, and there will be placed on the certificate representing such stock, or any certificates delivered in substitution therefor, a legend stating in substance:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 (THE "ACT") APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH (i) THE TERMS OF A LETTER AGREEMENT DATED MARCH 17, 1998 AND (ii) RULE 145(D) OF THE ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE ACT."

             (iii) Unless the transfer by the undersigned of the shares of Parent Common Stock is a sale made in conformity with the provisions of Rule 145(d), or is made pursuant to a registration statement under the Securities Act, Parent reserves the right to put an appropriate legend on the certificate issued to a transferee.

          H. The undersigned further understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of Parent, Company and the Surviving Corporation (as such term is defined in the Agreement) and will be relied upon by such entities and their respective counsel and accountants.

Medusa Corporation
Southdown, Inc.
March 17, 1998

     Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                            Very truly yours,

                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Print Name

Accepted this   day of
            , 1998

MEDUSA CORPORATION                               SOUTHDOWN, INC.

By:                                              By:
--------------------------------------------     --------------------------------------------
    Name:                                            Name:
    Title:                                           Title:
    Dated:                                           Dated:

                                                                       EXHIBIT C
                                                                   TO THE MERGER
                                                                       AGREEMENT

                                  March 17, 1998

Southdown, Inc.
1200 Smith Street, Suite 24000
Houston, Texas 77002-4486

          Attention: President and Chief Executive Officer

     Reference is made to the Agreement and Plan of Merger between Medusa Corporation ("Company") and Southdown, Inc. ("Parent") dated March 17, 1998 (the "Agreement"), which provides for the merger of a subsidiary of Parent with and into the Company (the "Merger"). The undersigned is the beneficial owner (as
that term is defined in the Agreement) of           common shares (the "Shares")
of Company and has supported and encouraged the decision by Company to execute the Agreement and to consummate the Merger.

     In that connection, and as an inducement to, and in further consideration of, Parent's entering into the Agreement, the undersigned hereby grants the irrevocable proxy provided in paragraph (i), and further covenants and agrees to the matters set forth in paragraphs (ii) through (v) below:

          (i) In consideration of Parent's entering into the Agreement, the
     undersigned, being the beneficial owner of           Shares, hereby
     irrevocably appoints and constitutes Clarence C. Comer and Patrick S. Bullard as proxies for the undersigned, with full power of substitution, to vote such Shares, and any other Shares beneficially owned at the time by the undersigned, at any regular or special meeting of the stockholders of the Company at which the adoption of the Agreement is to be voted upon, in favor of adoption of the Agreement. The proxy granted hereby is irrevocable and coupled with an interest.

          (ii) The undersigned will not directly or indirectly (A) solicit, initiate or encourage the submission of any Alternative Proposal (as defined in the Agreement) with respect to the Company, (B) enter into any agreement with respect to any Alternative Proposal with respect to the Company, or (C) participate in any discussion or negotiation regarding, or furnish to any person any information with respect to, the making of any proposal that constitutes, or may reasonably be expected to lead to, any Alternative Proposal with respect to the Company; provided, however, that the foregoing clause shall not prohibit the undersigned who serves as a director, officer or employee of the Company from taking any action (subject to Section 5.3(d) of the Agreement) solely in such capacity.

          (iii) The undersigned agrees, for the term of this agreement, not to sell, convey or dispose of any Shares other than in connection with the Merger.

          (iv) The undersigned agrees to sign the affiliate letter in the form attached as Exhibit B to the Agreement, as provided in the Agreement.

          (v) The proxy provided hereby, and the covenants and agreements contained herein, shall terminate on the earlier of the date (i) that the Agreement is terminated for any reason other than pursuant to Section 7.1(g), and (ii) the date set forth in Section 7.1(c) of the Agreement, as such date may be modified by Company and Parent.

                                            Very truly yours,

                                            [Shareholder]

                                                                       EXHIBIT D
                                                                   TO THE MERGER
                                                                       AGREEMENT


                                WAIVER AGREEMENT

     WHEREAS, Medusa Corporation, an Ohio corporation (the "Company"), has entered into that Agreement and Plan of Merger between Medusa Corporation, Bedrock Merger Corp. and Southdown, Inc., dated March 17, 1998 (the "Merger"); and

     WHEREAS, pursuant to the 1991 Long-Term Incentive Plan, as amended through March 27, 1995 (the "Plan"), the consummation of the Merger will constitute a Change in Control, as such term is defined in the Plan; and

     WHEREAS, pursuant to Section 6.05(a) of the Plan, upon consummation of the Merger the undersigned will have certain rights to surrender for cancellation within sixty days after such Change in Control any Option or portion of an Option to the extent not exercised and to receive a cash payment in an amount equal to the excess, if any, of (A) the Adjusted Fair Market Value of the Company Common Shares subject to the Option or portion thereof surrendered, over
(B) the Purchase Price of such Option; and

     WHEREAS, the undersigned acknowledges and agrees that the Merger is intended to be accounted for as a "pooling of interests" transaction and agrees that such treatment is of material benefit directly to the consolidated business and indirectly to the undersigned;

     NOW, THEREFORE, the undersigned hereby agrees as follows:

          1. The undersigned hereby waives and relinquishes the rights of the undersigned, if any, with respect to the transactions contemplated by the Merger, to receive a cash payment with respect to the undersigned's Option or portion of an option, and acknowledges that the Company and Southdown, Inc. will rely on such waiver.

          2. Except as specified above, this Waiver Agreement does not constitute a waiver of, nor shall it otherwise affect, the rights of the undersigned set forth in the Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Waiver Agreement as of the 17th day of March, 1998.

                                            By:
                                            ------------------------------------